                                                                    Exhibit 99.2

                                                                  EXECUTION COPY

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                       NOTE AND WARRANT PURCHASE AGREEMENT

                                 By and Between

                             PAC-WEST TELECOMM, INC.

                                       AND

                    DEUTSCHE BANK AG - LONDON ACTING THROUGH
                     DB ADVISORS, LLC AS INVESTMENT ADVISOR

                         Dated as of October 17, 2003


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
                                Table of Contents

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                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01    Definitions...............................................     1

                                   ARTICLE II
                         PURCHASE AND SALE OF INTERESTS

SECTION 2.01    Sale and Issuance of Notes and Warrants...................     7

SECTION 2.02    Closing...................................................     7

SECTION 2.03    Closing Deliveries by the Company.........................     7

SECTION 2.04    Closing Deliveries by the Purchaser.......................     8

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

SECTION 3.01    Organization, Authority and Qualification of the Company..     8

SECTION 3.02    Subsidiaries..............................................     9

SECTION 3.03    Capitalization............................................     9

SECTION 3.04    No Conflict...............................................    10

SECTION 3.05    Governmental Consents and Approvals.......................    10

SECTION 3.06    Compliance with Laws......................................    10

SECTION 3.07    Financial Information; Books and Records..................    10

SECTION 3.08    Litigation................................................    10

SECTION 3.09    SEC Reports...............................................    11

SECTION 3.10    Valid Issuance of the Note, Warrants and Warrant Shares...    11

SECTION 3.11    Absence of Certain Changes or Events; Absence of
                  Undisclosed Liabilities ................................    11

SECTION 3.12    Material Contracts........................................    12
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
SECTION 3.13    Intellectual Property.....................................    12

SECTION 3.14    Taxes.....................................................    12

SECTION 3.15    Insurance.................................................    13

SECTION 3.16    Investment Company........................................    13

SECTION 3.17    Board Approval and Recommendation.........................    13

SECTION 3.18    Brokers...................................................    13

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

SECTION 4.01    Organization and Authority of the Purchaser...............    14

SECTION 4.02    No Conflict...............................................    14

SECTION 4.03    Restricted Securities.....................................    14

SECTION 4.04    Accredited Investor.......................................    14

SECTION 4.05    Purchase Entirely For Own Account.........................    15

SECTION 4.06    Full Disclosure...........................................    15

SECTION 4.07    Investment Company........................................    15

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

SECTION 5.01    Conduct of Business Prior to the Closing..................    15

SECTION 5.02    Access to Information.....................................    15

SECTION 5.03    Notice of Developments....................................    16

SECTION 5.04    Shareholder and Bondholder Approval.......................    16

SECTION 5.05    Further Action............................................    17

SECTION 5.06    Corporate Actions.........................................    17

SECTION 5.07    Prohibition Against Hedging...............................    17


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SECTION 5.08    Procedures for Transfer of Note or Warrant................    18

SECTION 5.09    Director..................................................    18

SECTION 5.10    No Solicitation of Transactions...........................    18

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

SECTION 6.01    Conditions to Obligations of the Purchaser................    19

SECTION 6.02    Conditions to Obligations of the Company..................    21

                                   ARTICLE VII
                                 INDEMNIFICATION

SECTION 7.01    Survival of Representations and Warranties................    22

SECTION 7.02    Indemnification by the Company............................    22

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01    Termination...............................................    24

SECTION 8.02    Effect of Termination.....................................    25

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01    Amendment; Waiver.........................................    26

SECTION 9.02    Confidentiality...........................................    26

SECTION 9.03    Expenses..................................................    26

SECTION 9.04    Notices...................................................    27

SECTION 9.05    Severability..............................................    27

SECTION 9.06    Assignment................................................    28

SECTION 9.07    Third Party Beneficiaries and Transfers...................    28

SECTION 9.08    Governing Law; Consent to Jurisdiction....................    28


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
SECTION 9.09    Waiver of Jury Trial......................................    28

SECTION 9.10    Entire Agreement..........................................    28

SECTION 9.11    Headings..................................................    29

SECTION 9.12    Counterparts..............................................    29

SECTION 9.13    Public Announcements......................................    29


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                                                                  EXECUTION COPY


            NOTE AND WARRANT PURCHASE AGREEMENT, dated as of October 17, 2003 (the "Agreement"), by and between PAC-WEST TELECOMM, INC. (the "Company"), a California corporation, and Deutsche Bank AG - London acting through DB Advisors, LLC as investment advisor (the "Purchaser").

            WHEREAS, the Company desires to sell, and the Purchaser desires to buy, a senior secured promissory note in the principal amount of $40,000,000 (the "Note"), substantially in the form attached hereto as Exhibit A;

            WHEREAS, the Company desires to sell, and the Purchaser desires to buy, warrants to purchase 26,666,667 shares of Common Stock of the Company (the "Warrants"), substantially in the form attached hereto as Exhibit B; and

            WHEREAS, in connection with the acquisition of the Note and the Warrants by the Purchaser, and the sale of the Note and the Warrants by the Company, the Purchaser and the Company will enter into the Ancillary Agreements.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Company and the Purchaser hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person;

            "Agreement" shall have the meaning set forth in the Preamble.

            "Ancillary Agreements" means the Security Agreement and the Registration Rights Agreement.

            "Bondholder Tender and Consent" means (i) the consent of the holders of at least a majority of the outstanding principal amount of the Senior Notes to an amendment and/or waiver of those provisions of the indenture governing the Senior Notes necessary or appropriate to effect the transactions contemplated by this Agreement and the Ancillary Agreements and (ii) the tender by the holders thereof and the purchase by the Company of at least a majority of the outstanding principal amount of the Senior Notes for cash, in each case on terms and conditions reasonably acceptable to the Purchaser and the Company, including with respect to the tender and purchase of the Senior Notes, the price to be paid for the Senior Notes, the aggregate amount of Senior Notes to be purchased and any minimum condition.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by Law to be closed in the State of New York.

            "Change in the Company Recommendation" shall have the meaning set forth in Section 5.10(c).

            "Claims" means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

            "Closing" shall have the meaning set forth in Section 2.02.

            "Closing Date" shall have the meaning set forth in Section 2.02.

            "Common Stock" means the common stock, $0.001 par value per share, of the Company.

            "Common Stock Equivalents" means any issuance of any warrants, options or subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into, or exchangeable for, shares of Common Stock and the issuance of any warrants, options or subscription or purchase rights with respect to such convertible or exchangeable securities.

            "Company" shall have the meaning set forth in the Preamble.

            "Company Recommendation" shall have the meaning set forth in Section 5.04(a).

            "Company Shareholders' Meeting" shall have the meaning set forth in
      Section 5.04(a).

            "Company Subsidiaries" shall have the meaning set forth in Section 3.02.

            "Competing Transaction" means any of the following (other than the transactions contemplated by this Agreement and the Ancillary Agreements):
      (i) any merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving the Company; (ii) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company; (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company; (iv) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of the Common Stock of the Company; (v) any financing provided to the Company in exchange for debt or equity securities issued by the Company; or (vi) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the transactions contemplated by this Agreement or the Ancillary Agreements.


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            "Competitor" means any Person, firm, partnership, corporation or other entity that (i) is engaged directly or indirectly in the business of providing telecommunication services of the type (a) provided by the Company or (b) that the Company or its subsidiaries have taken significant actions to begin providing or (ii) that controls, or is under common control with, any Person, firm, partnership, corporation or other entity identified in clause (i) above.

            "Disclosure Schedule" means the schedule that modifies the representations, warranties or covenants of the Company contained herein and which is an integral part of this Agreement. The Disclosure Schedule, which shall identify the representation and warranty to which the exception identified therein relates, will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Article III.

            "Disposition" shall have the meaning set forth in Section 5.07.

            "Encumbrance" means any security interest, pledge, hypothecation, mortgage, lien including, without limitation, Tax liens (other (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the ordinary course of business and not incurred in the borrowing of money), charge, or encumbrance.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

            "Final Order" means action taken by the relevant regulatory authority relating to this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby or thereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by Law, regulation or order have been satisfied.

            "Financial Statements" means the audited consolidated balance sheet of each of the Company and its consolidated Subsidiaries for each of the last three fiscal years ended December 31, 2002, 2001 and 2000 and the related audited consolidated statements of income, retained earnings, stockholders' equity and changes in financial position, together with the related notes and schedules thereto, accompanied by the reports of accountants.

            "GAAP" means the generally accepted accounting principles applied in the United States.

            "Governmental Authority" means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, including the SEC or the appropriate state public utilities commissions.


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
            "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all rules and regulations promulgated thereunder.

            "Indebtedness" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and accrued liabilities arising in the ordinary course of business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all capitalized lease obligations of such Person, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities securing Indebtedness, (g) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, (h) all Indebtedness of any other Person of the type referred to in clauses (a) through (g) guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable (other than indirectly as a result of a performance guarantee not entered into with respect to Indebtedness), and (i) all third party Indebtedness of the type referred to in clauses (a) through (h) above secured by any lien or security interest on property (including accounts and contract rights) owned by the Person whose Indebtedness is being measured, even though such Person has not assumed or become liable for the payment of such third party Indebtedness.

            "Intellectual Property" shall have the meaning set forth in Section 3.13.

            "Interim Financial Statements" means the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 31, 2003 and June 30, 2003 and related consolidated statements of income, retained earnings, stockholders' equity and changes in financial position together with the related notes and schedules thereto.

            "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations promulgated thereunder.

            "IRS" means the Internal Revenue Service of the United States.

            "Law" means any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law).

            "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental

      Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

            "Loss" shall have the meaning set forth in Section 7.02.

            "Material Adverse Effect" means any circumstance, change in or effect on the Company or its business that, individually or in the aggregate with all other circumstances, changes in or effects on the Company is or is reasonably likely to be materially adverse to the business, operations, assets or liabilities (including, without limitation, contingent liabilities), results of operations or the financial condition of the Company taken as a whole; provided, however, that the term "Material Adverse Effect" shall not include (a) any circumstance, change or effect that arises out of or is attributable to
      (i) any change in the market for the Common Stock, including, without limitation, changes in the market price or liquidity or (ii) general economic conditions affecting the United States and California economy generally, (b) any other circumstance, change or effect set forth in
      Section 1.01 of the Disclosure Schedule or disclosed in other sections of the Disclosure Schedule such that the Purchaser shall have been reasonably notified of such circumstance, change or effect or (c) any circumstance, change or effect disclosed in the Company's SEC Reports.

            "Material Contract" shall have the meaning set forth in Section
      3.12.

            "Note" shall have the meaning set forth in the Recitals.

            "Note Tender" means the tender offer to purchase at least a majority of the outstanding principal amount of the Senior Notes for cash and consent solicitation, on terms and conditions reasonably acceptable to the Purchaser and the Company, including without limitation the price to be paid for the Senior Notes, the aggregate amount of Senior Notes to be purchased and any minimum condition.

            "Permitted Transferee" means the Persons set forth on Schedule 1 to this Agreement.

            "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

            "Preferred Stock" means the preferred stock, $0.001 par value per share, of the Company.

            "Proxy Statement" shall have the meaning set forth in Section
      5.04(a).

            "Purchase Price" shall have the meaning set forth in Section 2.01.

            "Purchase Price Allocation" shall have the meaning set forth in
      Section 2.01.

            "Purchaser" shall have the meaning set forth in the Preamble.


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            "Purchaser Expenses" shall have the meaning set forth in Section
      9.03.

            "Purchaser Indemnified Party" shall have the meaning set forth in
      Section 7.02(a).

            "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit C to be entered into by the Purchaser and the Company as of the Closing Date.

            "Required Shareholder Approval" means the approval by a majority of the total votes cast in person or by proxy of the issuance of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants on the terms and conditions set forth herein and shareholder approval of any other aspects of the transactions contemplated by this Agreement, which the board of directors of the Company may reasonably determined to be desirable or appropriate to submit to the shareholders of the Company for approval.

            "SEC" means the Securities and Exchange Commission.

            "SEC Reports" shall have the meaning set forth in Section 3.09.

            "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

            "Security Agreement" means the Guaranty and Security Agreement substantially in the form attached hereto as Exhibit D to be entered into by the Purchaser, the Company and DB Trust Company Americas as Collateral Agent as of the Closing Date.

            "Senior Notes" means the Company's 13 1/2% senior notes due 2009.

            "Subsidiaries" means, with respect to any Person, any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by such Person directly or indirectly through one or more intermediaries.

            "Superior Proposal" means a bona fide written proposal not solicited in violation of Section 5.10 made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) the acquisition by any Person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of at least a majority of the then outstanding shares of Common Stock of the Company; (iii) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company; or (iv) any financing provided to the Company by a Person or group in exchange for debt or equity securities issued by the Company, in each case, on terms that the Company's board of directors determines, in its good faith judgment (after consultation with its financial advisor) that would if consummated (taking into account such factors as the

      Company's board of directors in good faith deems relevant, including the identity of the offeror and all legal, financial, regulatory and other aspects of the proposal, including the terms of any financing and the likelihood that the transaction will be consummated), be more favorable to the Company and its shareholders than the transactions contemplated by this Agreement and the Ancillary Agreements.

            "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

            "Tax Returns" shall have the meaning set forth in Section 3.14.

            "Termination Date" shall have the meaning set forth in Section 8.01(b).

            "Third Party Claims" shall have the meaning set forth in Section 7.02(c).

            "Warrants" shall have the meaning set forth in the Recitals.

                                   ARTICLE II

                         PURCHASE AND SALE OF INTERESTS

            SECTION 2.01 Sale and Issuance of Notes and Warrants. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell and issue to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Note and the Warrants in exchange for cash in the amount of $40,000,000 (the "Purchase Price"). The Company and Purchaser shall prior to Closing agree on the allocation of the Purchase Price between the Note and the Warrants in form and substance reasonably acceptable to both parties (the "Purchase Price Allocation")

            SECTION 2.02 Closing. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Note and Warrants contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Jenner & Block LLC, One IBM Plaza, Chicago, Illinois 60611, two Business Days following the satisfaction or waiver of all other conditions to the obligations of the parties set forth in Article VI (other than those conditions that by their nature are to be fulfilled at Closing), or at such other place or at such other time or such other date as the Purchaser and the Company shall mutually agree upon in writing (the date on which the Closing takes place being the "Closing Date").

            SECTION 2.03 Closing Deliveries by the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser:

            (a) the Note executed by the Company;

            (b) the Warrants executed by the Company;

            (c) the Purchase Price Allocation executed by the Company; and

            (d) the certificates, opinions and other documents required to be delivered pursuant to Section 6.01 and any other certificates or documents reasonably requested by the Purchaser.

            SECTION 2.04 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company:

            (a) the Purchase Price, net of the Purchaser Expenses, by wire transfer in immediately available funds to an account designated in writing by the Company to the Purchaser not later than three Business Days prior to the Closing Date;

            (b) the Purchase Price Allocation executed by the Purchaser; and

            (c) the certificates, opinions and other documents required to be delivered pursuant to Section 6.02 and any other certificates or documents reasonably requested by the Seller.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

            As an inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Purchaser as follows, except as set forth in the Disclosure Schedule:

            SECTION 3.01 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect. The execution and delivery of this Agreement and the Ancillary Agreements by the Company, the performance by the Company of its respective obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company and its stockholders, as the case may be. This Agreement has been, and upon their execution and delivery, the Ancillary Agreements, the Note and the Warrants shall have been, duly executed and delivered by the Company, and (assuming in the case of this Agreement and the Ancillary Agreements, due authorization, execution and delivery by the Purchaser) shall constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent conveyances, moratorium or other similar Laws affecting the validity or enforcement of creditors rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at Law).

            SECTION 3.02 Subsidiaries. (a) Section 3.02 of the Disclosure Schedule sets forth the subsidiaries of the Company (the "Company Subsidiaries"). Each of the Company Subsidiaries does not conduct any business and holds only de minimis assets. Neither the Company nor any of the Company Subsidiaries is a member of (nor is any material part of their businesses conducted through) any partnership nor is the Company or any of the Company Subsidiaries a participant in any joint venture or similar arrangement that is material to the Company.

            (b) Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company Subsidiary and to carry on its business as it has been and is currently conducted by such Company Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

            SECTION 3.03 Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof, 36,513,977 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Preferred Stock were issued and outstanding.

            (b) There are no outstanding options, warrants, subscriptions, calls, convertible securities, phantom equity, equity appreciation or similar rights, or other rights, agreements, arrangements or commitments (contingent or otherwise) (including, without limitation, any right of conversion or exchange under any outstanding security, instrument or other agreement or any preemptive right) obligating the Company to deliver or sell, or cause to be issued, delivered or sold, any shares of its capital stock or other securities, instruments or rights which are, directly or indirectly, convertible into or exercisable or exchangeable for any shares of its capital stock. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Common Stock to which the Company is a party. As of the date hereof, the Company has not granted or agreed to grant any holders of shares of Common Stock or securities convertible into Common Stock registration rights with respect to such shares under the Securities Act.

            (c) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act, and any relevant state securities laws, or pursuant to valid exemptions therefrom. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights.

            SECTION 3.04 No Conflict. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company do not and will not
(a) violate, conflict with or result in the breach of any provision of the certificate of incorporation and by-laws of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Company or any of its assets, properties or businesses, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the shares of Common Stock or any of the assets of the Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of the shares of Common Stock or any of the assets of the Company is bound or affected, other than such conflicts or violations described in clauses (a) through (c) above as would not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.05 Governmental Consents and Approvals. Other than as set forth in Section 3.05 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company do not and will not require any material consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

            SECTION 3.06 Compliance with Laws. (a) The Company has conducted and continues to conduct its business, in all material respects, in accordance with all Laws and Governmental Orders applicable to the Company or its properties or business, and the Company is not in violation in any material respect of any Law or Governmental Order.

            (b) No Governmental Order has or, to the knowledge of the Company after reasonable inquiry, could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

            SECTION 3.07 Financial Information; Books and Records. The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company and its consolidated Subsidiaries, (ii) present fairly the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of the dates thereof or for the periods covered thereby, and
(iii) have been prepared in accordance with GAAP applied on a basis consistent with past practice (except as may be described in the notes thereto or, in the case of the Interim Financial Statements as permitted by the Quarterly Reports on Form 10-Q under the Exchange Act) and (iv) in the case of the Financial Statements, include all adjustments that are necessary for a fair presentation of consolidated financial condition and results of the operations as of the dates thereof or for the periods covered thereby.

            SECTION 3.08 Litigation. There are no material Actions by or against the Company and relating to the Company or affecting any of the assets of the Company pending before any Governmental Authority (or, to the knowledge of the Company, after reasonable inquiry, threatened to be brought by or before any Governmental Authority) and neither the Company nor any of its assets or properties is subject to any material Governmental Order (nor, to the knowledge of the Company, after reasonable inquiry, are there any such material Governmental Orders threatened to be imposed by any Governmental Authority).

            SECTION 3.09 SEC Reports. The filings required to be made by the Company under the Securities Act and the Exchange Act (the "SEC Reports") have been filed in a timely manner with the SEC, including all forms, statements, reports, written agreements and all documents, exhibits, amendments and supplements appertaining thereto, and the Company has complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed all certifications and statements required by (a) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (b) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to the SEC Reports filed after July 30, 2002. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and such controls and procedures are designed to provide reasonable assurance that all material information concerning the Company is made known on a timely basis to the individuals responsible for the preparation of the Company's SEC filings and other public disclosure documents. The Company maintains complete copies of all policies, manuals and other documents promulgating such disclosure controls and procedures (and all written descriptions thereof) in compliance with applicable Law. As used in this Section 3.09, the term "file" shall be broadly construed to include any document or information "filed" or "furnished" to the SEC.

            SECTION 3.10 Valid Issuance of the Note, Warrants and Warrant Shares. At Closing the Note will be duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent conveyances, moratorium or other similar Laws affecting the validity or enforcement of creditors rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at Law). The Warrants, when issued in compliance with the provisions of this Agreement, will be duly authorized and executed by the Company and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent conveyances, moratorium or other similar Laws affecting the validity or enforcement of creditors rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at Law). The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer that result from applicable state and federal securities laws.

            SECTION 3.11 Absence of Certain Changes or Events; Absence of Undisclosed Liabilities. (a) Except as disclosed in the SEC Reports, since June 30, 2003, the Company has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have, a Material Adverse Effect.

            (b) Other than as disclosed in the Financial Statements, the Company has no Liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than (i) Liabilities or obligations related to the transactions contemplated by this Agreement, (ii) Liabilities, obligations or contingencies that are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, (iii) Liabilities which were incurred after June 30, 2003 in the ordinary course of business and would not be reasonably expected to have a Material Adverse Effect or (iv) Liabilities that would not be required by GAAP to be reflected in a consolidated corporate balance sheet.

            SECTION 3.12 Material Contracts. (a) Each material contract to which the Company is a party (a "Material Contract") (i) is valid and binding on the parties thereto, except as such enforceability may be limited by any applicable bankruptcy, insolvency, fraudulent conveyances, moratorium or other similar Laws affecting the validity or enforcement of creditors rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at Law), and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, shall continue in full force and effect without penalty or other adverse consequence. The Company is not in breach of, or default under, any Material Contract.

            (b) The Company has not received any notice of termination, cancellation, breach or default under any Material Contract, and, to the knowledge of the Company, after reasonable inquiry, no other party to any Material Contract is in breach thereof or default thereunder.

            SECTION 3.13 Intellectual Property. The Company owns and has good title to, or are party to enforceable license agreements or possess other sufficient rights permitting the Company the use of, all patents, patent rights, trademarks, service marks, domain names, trade dress, logos, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") used in the conduct of its business as now conducted or as currently proposed to be conducted, free from Encumbrances or other restrictions, except where the failure to currently own or have permission to use such rights would have a Material Adverse Effect. Except as would not have a Material Adverse Effect, to the knowledge of the Company, after reasonable inquiry, none of the products or operations of the Company, or the use by the Company of any such Intellectual Property, infringes upon or otherwise violates, any Intellectual Property owned by any other Person, and there is no pending or, to the knowledge of the Company, after reasonable inquiry, threatened claim, demand, litigation, investigation, arbitration or other proceeding against or affecting the Company contesting the right of any of them to distribute or sell any such product or to engage in any such operation, or to use any of such Intellectual Property.

            SECTION 3.14 Taxes. (a) All material returns and reports in respect of Taxes ("Tax Returns") required to be filed by the Company and each of its Subsidiaries (including any consolidated, combined or unitary Tax Returns) have been timely filed (unless covered by valid extensions of the filing dates therefor); (b) except where being contested in good faith, all Taxes required to be shown on such Tax Returns or otherwise due have been timely paid; (c) all such Tax Returns are true, correct and complete in all material respects; (d) except for adjustments, actions or proceedings in respect of which adequate reserves have been established in accordance with GAAP applied on a basis consistent with past practice, (i) no adjustment relating to such Tax Returns has been proposed formally or informally by any Tax authority and, to the knowledge of the Company, after reasonable inquiry, no basis exists for any such adjustment and (ii) there are no pending or, to the knowledge of the Company, after reasonable inquiry, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any corporation that was included in the filing of a Tax Return with the Company on a consolidated or combined basis; and (e) there are no Tax liens filed against any assets of the Company.

            SECTION 3.15 Insurance. All material assets, properties and risks of the Company are, and for the past five years have been, covered by valid and, except for insurance policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance issued in favor of the Company in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company.

            SECTION 3.16 Investment Company. The Company is not, and immediately after receipt of payment for the Note and Warrants will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

            SECTION 3.17 Board Approval and Recommendation. The Company's board of directors, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement is fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the Ancillary Agreements and declared their advisability and (iii) recommended that the shareholders of the Company approve the issuance of the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants contemplated by this Agreement and the Ancillary Agreements and directed that the issuance of the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants contemplated by this Agreement and the Ancillary Agreements be submitted for consideration by the Company's shareholders at the Company Stockholders' Meeting.

            SECTION 3.18 Brokers. No placement agent, broker, finder or investment banker (other than UBS Securities LLC) is entitled to any placement, brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

            As an inducement to the Company to enter into this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

            SECTION 4.01 Organization and Authority of the Purchaser. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Purchaser of this Agreement and the Ancillary Agreements, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been, and upon their execution and delivery the Ancillary Agreements shall be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement and the Ancillary Agreements shall constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

            SECTION 4.02 No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the Ancillary Agreements do not and will not
(a) violate, conflict with or result in the breach of any provision of the organizational documents of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party, which would adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement or by the Ancillary Agreements, except in the case of any of the foregoing that would not be reasonably expected to have a material adverse effect.

            SECTION 4.03 Restricted Securities. Neither the offer nor the sale of the Note and the Warrants purchased hereunder will be registered under the Securities Act, or any state securities Laws. The Purchaser understands that the offering and sale of the Note and the Warrants is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement.

            SECTION 4.04 Accredited Investor. The Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

            SECTION 4.05 Purchase Entirely For Own Account. The Purchaser is acquiring the Note and the Warrants to be acquired hereunder (and will acquire the Common Stock upon exercise of the Warrants) for its own account, for investment and not with a view to the public resale or distribution thereof, in violation of any securities law. Except for the Permitted Transferees, the Purchaser does not have, and as of the date hereof, has not engaged in any negotiations, discussions or other communications with respect to, any contract, agreement, understanding or arrangement with any Person to sell, grant or transfer any portion of the Note or the Warrants.

            SECTION 4.06 Full Disclosure. The Purchaser represents that it has had the opportunity to ask questions of and receive answers from the Company regarding the Note, the Warrant, the business, properties, prospects and financial condition of the Company. Without limiting the foregoing, the Purchaser has conducted both on-site and off-site business, financial and legal due diligence of the Company. Notwithstanding the foregoing, no such diligence shall have any impact on the accuracy of the Company's representations and warranties hereunder and the Purchaser's remedies hereunder for any breaches of such representations and warranties.

            SECTION 4.07 Investment Company. The Purchaser is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.01 Conduct of Business Prior to the Closing. The Company covenants and agrees that, between the date hereof and the time of the Closing, the Company shall conduct its businesses in the ordinary course and consistent with the Company's prior practice and in compliance in all material respects with all applicable Laws. The Company shall not take any action that would, or that is reasonably likely to, result in any of the representations and warranties of the Company set forth in Article III (i) that are not qualified by "materiality" or "material" or "Material Adverse Effect" to be untrue in any material respect and (ii) that are qualified by "materiality" or "material" or "Material Adverse Effect" to be untrue in any respect, as of the date made or as of the Closing Date or in any of the conditions to the transactions contemplated hereby and set forth herein not being satisfied.

            SECTION 5.02 Access to Information. From the date hereof until Closing and at any time thereafter if the Purchaser (a) does not have a director designated to serve on the board of directors of the Company actually serving on such board of directors and (b) continues to hold at least 25% of the Warrants (or Common Stock received upon exercise of the Warrants) initially purchased hereunder, upon reasonable prior notice, the Company shall cause its officers, directors, employees, agents, representatives, accountants and counsel to grant the Purchaser reasonable access during normal business hours to the offices, properties, books, records and personnel of the Company and such additional information concerning the business and properties of the Company as the Purchaser and its representatives may reasonably request.

            SECTION 5.03 Notice of Developments. Prior to the Closing, to the extent the Company has actual knowledge, the Company shall promptly notify the Purchaser in writing of (a) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement or which could have the effect of making any representation or warranty of the Company in this Agreement qualified by "materiality" or "material" or "Material Adverse Effect" untrue or incorrect in any respect or any representation or warranty of the Company in this Agreement not qualified by "materiality" or "material" or "Material Adverse Effect" untrue or incorrect in any material respect and (b) all other material developments affecting the assets, liabilities, business, financial condition, or results of operations of the Company.

            SECTION 5.04 Shareholder and Bondholder Approval. (a) Except as provided in Section 5.10, the Company shall take all action required under applicable Law and the Company's certificate of incorporation and its by-laws to convene a meeting of the shareholders of the Company to consider and obtain the Required Shareholder Approvals. As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC a proxy statement (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement") to be sent to the shareholders of the Company relating to the meeting of the Company's shareholders (the "Company Shareholders' Meeting"). Prior to filing the Proxy Statement with the SEC, the Company shall give the Purchaser the opportunity to review and comment upon the Proxy Statement. Except as provided in Section 5.10 or except as the Company's board of directors may determine in good faith in order to comply with its fiduciary duties under applicable Law, the Company covenants that none of the Company's board of directors or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Company's board of directors or any committee thereof of the transactions contemplated by this Agreement and the Ancillary Agreements (the "Company Recommendation") and the Proxy Statement shall include the recommendation of the Company's board of directors to the shareholders of the Company in favor of approval of the transactions contemplated by this Agreement and the Ancillary Agreements. The Company will promptly advise, and provide copies to, the Purchaser of any request by the SEC for additional information, amendment of the Proxy Statement or comments thereon and all responses by the Company thereto. The Company shall use its reasonable best efforts to hold the Company Shareholders' Meeting to obtain the Required Shareholder Approvals as promptly as possible following the filing of such proxy statement with the SEC.

            (b) As promptly as practicable after the execution of this Agreement, the Company shall use its reasonable best efforts to commence the Note Tender and to obtain the Bondholder Tender and Consent. Prior to commencing the Note Tender, the Company shall provide the Purchaser with an opportunity to review and comment upon such materials.

            SECTION 5.05 Further Action. (a) Each party hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

            Each party hereto shall cooperate and use its reasonable best efforts to (i) promptly prepare and file with the appropriate Governmental Authorities all necessary reports, applications, petitions, forms, notices or other applicable documents required or advisable with respect to the transactions contemplated by this Agreement and the Ancillary Agreements (except for necessary reports, applications, petitions, forms, notices or other applicable documents required or advisable solely with respect to the exercise of the Warrants which shall be promptly prepared and filed upon the request of the Purchaser), (ii) comply, at the earliest practicable date following the date of receipt by the Purchaser or the Company, with any request for information or documents from a Governmental Authority related to, and appropriate in the light of, matters within the jurisdiction of such Governmental Authority, provided that (x) the parties shall use their reasonable best efforts to keep any such information confidential to the extent required by the party providing the information and (y) each party may take, in its reasonable discretion, appropriate legal action not to provide information relating to trade or business secrets, privileged information or other information which reasonably should be treated as confidential, (iii) take all actions necessary or advisable to obtain no later than the Termination Date all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements (except for all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable solely with respect to the exercise of the Warrants for which each party shall take all actions necessary or advisable to obtain upon the request of the Purchaser) and
(iv) oppose vigorously any litigation that would impede or delay the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, promptly appealing any adverse court order.

            SECTION 5.06 Corporate Actions. From the date hereof until the Closing, the Company shall not issue or sell in any manner whatsoever any Common Stock or Common Stock Equivalents if such issuance or sale would result in an adjustment of the Exercise Price (as defined in the Warrants) if the Warrants were executed as of the date hereof. So long as any Warrants are outstanding, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of Common Stock to permit the full exercise of the Warrants issued in connection with this Agreement.

            SECTION 5.07 Prohibition Against Hedging. Until the date that is six months after the Closing Date, the Purchaser and its Affiliate transferees will not engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in the transfer of the economic risk (collectively, a "Disposition") by the Purchaser of the Warrants or the Common Stock issuable upon exercise of the Warrants, including, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Warrants or the Common Stock issuable upon exercise of the Warrants or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives a significant part of its value from the Warrants or the Common Stock issuable upon exercise of the Warrants; provided, however, that the foregoing shall in no way prohibit the sale of the Warrants or the Common Stock issuable upon exercise of the Warrants otherwise in compliance with the provisions of this Agreement.

            SECTION 5.08 Procedures for Transfer of Note or Warrant. The Purchaser shall not transfer any interest in the Note to any third party (other than an Affiliate or Permitted Transferee) without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that the Company may withhold its consent in its sole discretion with respect to any transfer of any interest in the Note in a principal amount less than $10,000,000. Transfers of the Warrants shall be subject to the restrictions set forth in the Warrants; provided, however, that until the date that is six months after the Closing Date, the Purchaser may not assign, in whole or in part, the Warrants to a Permitted Transferee unless such Permitted Assignee shall have agreed to be bound by Section 5.07 hereof.

            SECTION 5.09 Director. Subject to the requirements of Law and its fiduciary duties, the Company's board of directors shall nominate for election to the board of directors one Person designated by the Purchaser and reasonably acceptable to the Company so long as the Purchaser and/or its Affiliates and/or Permitted Transferees continue to hold at least 25% of the Warrants (or Common Stock received upon exercise of the Warrants) initially purchased hereunder.

            SECTION 5.10 No Solicitation of Transactions. (a) The Company agrees that, except as provided in Section 5.10(b), neither it nor any of its directors, officers or employees will, and that it will cause its agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it) not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the officers, directors or employees of the Company, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company, to take any such action. The Company shall notify the Purchaser as promptly as practicable (and in any event within twenty-four (24) hours after the Company attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments). The Company shall keep the Purchaser reasonably informed of the status of any such proposal, offer, inquiry or contact. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

            (b) Notwithstanding anything to the contrary in this Section 5.10, the Company and its directors, officers, employees, agents, advisors and other representatives may take the actions specified in Section 5.10(a) with respect to a Person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction that the Company's board of directors has (i) determined, in its good faith judgment (after consultation with its financial advisor), would constitute a Superior Proposal or is reasonably likely to lead to the delivery of a Superior Proposal, (ii) determined, in its good faith judgment after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that the furnishing of information or entering into discussions or taking of other actions is required in order to allow the Company's board of directors to comply with its fiduciary obligations to the Company and its shareholders under applicable Law, (iii) provided written notice to the Purchaser of its intent to furnish information or enter into discussions with such person at least one Business Day prior to taking any such action, and (iv) obtained from such Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the confidentiality agreement executed by the Purchaser.

            (c) Except as set forth in this Section 5.10(c), neither the Company's board of directors nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchaser, the Company Recommendation (a "Change in the Company Recommendation") or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Company's board of directors determines, in its good faith judgment prior to the time of the Company Shareholders' Meeting and after consultation with independent legal counsel (who may be the Company's regularly engaged independent legal counsel), that it is required to make a Change in the Company Recommendation to comply with its fiduciary obligations to the Company and its shareholders under applicable Law, the Company's board of directors may make a Change in the Company Recommendation, but only after providing written notice to the Purchaser advising the Purchaser that the Company's board of directors intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so and stating whether or not such Change in the Company Recommendation is being made as a result of the Company's receipt of a Superior Proposal in which case notice to the Purchaser shall specify the material terms and conditions of such Superior Proposal and identify the Person making such Superior Proposal.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

            SECTION 6.01 Conditions to Obligations of the Purchaser. The Purchaser's obligation to purchase and to pay for the Note and the Warrants on the Closing Date shall be subject to the satisfaction or waiver of each of the following conditions precedent on or prior to the Closing Date:

            (a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company contained in this Agreement
      (A) that are not qualified by "materiality" or "material" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (B) that are qualified by "materiality" or "material" or "Material Adverse Effect" shall have been true and correct in all respects when made and shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all respects as of that date, in each case, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date and (ii) the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing Date shall have been complied with in all material respects, and the Purchaser shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof;

            (b) No Material Adverse Effect. No event or events shall have occurred which, individually or in the aggregate, could have a Material Adverse Effect;

            (c) Ancillary Agreements. The Company shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party;

            (d) Issuance of the Note and the Warrants. All actions required by any applicable Law or necessary in the reasonable opinion of the Purchaser to issue the Note and the Warrants shall have been duly taken (or provisions therefor shall have been made), including, without limitation, the making of all registrations and filings, and all necessary consents shall have been received;

            (e) Shareholder Approval. The Company shall have received the Required Shareholder Approvals;

            (f) Bondholder Tender and Consent. The Bondholder Tender and Consent shall have been consummated.

            (g) Nasdaq Listing. The Company shall have received approval from The Nasdaq Stock Market for the listing of the shares of Common Stock issuable upon exercise of the Warrants;

            (h) Election of Director. A director named by the Purchaser and reasonably acceptable to the Company shall be appointed to the Board of Directors of the Company effective as of the Closing;

            (i) Opinion of Counsel. The Purchaser shall have received from Jenner & Block, counsel for the Company, a legal opinion dated as of the Closing Date in form and substance mutually agreed upon by the Company and the Purchaser;

            (j) Approval of Governmental Authorities. Any authorization, consent or approval of any Governmental Authority necessary for the execution, delivery and performance of this Agreement by the Company shall have been obtained prior to the Closing and such authorizations, consents and approvals shall have become Final Orders;

            (k) No Proceeding or Litigation. No Action shall have been commenced by any Governmental Authority, no Action which has a reasonable likelihood of success shall have been commenced by a third party, and no Governmental Order shall exist, to set aside, restrain, enjoin or otherwise prevent the execution, delivery or performance of this Agreement, the Ancillary Agreements or any other documents executed in connection herewith or therewith, or the consummation of the transactions contemplated hereby or thereby or that could in the reasonable judgment of the Purchaser adversely alter the transactions contemplated hereby or thereby; and

            (l) No Violation. There shall have been no violation of any applicable Law in effect as of the Closing Date as a result of or giving effect to the transactions contemplated hereby or as contemplated by the Ancillary Agreements or by any party hereto or thereto and the Purchaser shall not be subject to any penalty or liability under or pursuant to any applicable Law in effect as of the Closing Date by virtue of the transactions contemplated hereby or thereby.

            SECTION 6.02 Conditions to Obligations of the Company. The obligation of the Company to sell the Note and the Warrants on the Closing Date shall be subject to the satisfaction or waiver of each of the following conditions precedent on or prior to the Closing Date:

            (a) Representations and Warranties. (i) The representations and warranties of the Purchaser contained in this Agreement (A) that are not qualified by "materiality" or "material" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (B) that are qualified by "materiality" or "material" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date, in each case, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date and
      (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing Date shall have been complied with in all material respects, and the Company shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

            (b) Ancillary Agreements. The Purchaser shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party;

            (c) Shareholder Approval. The Company shall have received the Required Shareholder Approvals;

            (d) Bondholder Tender and Consent or Waiver. The Bondholder Tender and Consent shall have been consummated.

            (e) Approval of Governmental Authorities. Any authorization, consent or approval of any Governmental Authority necessary for the execution, delivery and performance of this Agreement by the Company shall have been obtained prior to the Closing and such authorizations, consents and approvals shall have become Final Orders; and

            (f) No Proceeding or Litigation. No Action shall have been commenced by any Governmental Authority, no Action which has a reasonable likelihood of success shall have been commenced by a third party, and no Governmental Order shall exist, to set aside, restrain, enjoin or otherwise prevent the execution, delivery or performance of this Agreement, the Ancillary Agreements or any other documents executed in connection herewith or therewith, or the consummation of the transactions contemplated hereby or thereby or that could in the reasonable judgment of the Purchaser adversely alter the transactions contemplated hereby or thereby.

                                  ARTICLE VII
                                 INDEMNIFICATION

            SECTION 7.01 Survival of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall survive the Closing until the first anniversary of the Closing Date, other than the representations and warranties set forth in Sections 3.01, 3.03 and 3.10, which shall survive indefinitely. The liability of the Company with respect to the Company's representations and warranties shall not be reduced by any investigation made at any time by or on behalf of the Purchaser. Notwithstanding anything herein to the contrary, the representations and warranties contained in
Section 3.14 shall terminate at the close of business on the 30th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

            SECTION 7.02 Indemnification by the Company. (a) To the greatest extent permitted by applicable Law, the Company shall indemnify and hold harmless the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") from and against any and all Liabilities, losses, diminution in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from: (i) the breach of any representation or warranty of the Company contained herein, or in any agreement, certificate or instrument delivered pursuant hereto set forth therein) and (ii) the breach of any agreement or covenant of the Company contained herein.

            (b) Notwithstanding the provisions of Section 7.02(a), (i) the Company shall not be liable for any Loss unless the aggregate amount of Losses exceeds $400,000 and then only to the extent of such excess and (ii) the maximum liability of the Company under this Section 7.02 shall not exceed $40,000,000; provided, however, that the limitations in Section 7.02(b)(i) shall not apply to breaches by the Company of its representations and warranties contained in Sections 3.01, 3.03 and 3.10 or a breach of the covenants in Section 5.06.

            (c) A Purchaser Indemnified Party shall give the Company notice of any matter that a Purchaser Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Company under this Article VII with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article VII ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if a Purchaser Indemnified Party shall receive notice of any Third Party Claim, the Purchaser Indemnified Party shall give the Company notice of such Third Party Claim within 30 days after the receipt by the Purchaser Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Company from any of its obligations under this
Article VII except to the extent that the Company is materially prejudiced by such failure and shall not relieve the Company from any other obligation or Liability that it may have to any Purchaser Indemnified Party otherwise than under this Article VII. If the Company acknowledges in writing its obligation to indemnify the Purchaser Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Company shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Purchaser Indemnified Party within five days of the receipt of such notice from the Purchaser Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Purchaser Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Purchaser Indemnified Party, on the one hand, and the Company, on the other hand, then the Purchaser Indemnified Party shall be entitled to retain its own counsel in addition to any requisite local counsel for which the Purchaser Indemnified Party reasonably determines counsel is required at the expense of the Company. In the event that the Company exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Purchaser Indemnified Party shall cooperate with the Company in such defense and make available to the Company, at the expense of the Company, all witnesses, pertinent records, materials and information in the Purchaser Indemnified Party's possession or under the Purchaser Indemnified Party's control relating thereto as is reasonably required by the Company. Similarly, in the event the Purchaser Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Company shall cooperate with the Purchaser Indemnified Party in such defense and make available to the Purchaser Indemnified Party, at the expense of the Company, all such witnesses, records, materials and information in the Company's possession or under the Company's control relating thereto as is reasonably required by the Purchaser Indemnified Party. No such Third Party Claim may be settled by the Company without the prior written consent of the Purchaser Indemnified Party, except if such settlement constitutes a full and unconditional release of the Purchaser Indemnified Party.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the Purchaser if, between the date hereof and the Closing:
      (i) an event or condition occurs that has resulted in a Material Adverse Effect, (ii) any representations and warranties of the Company contained in this Agreement (1) that are not qualified by "materiality," "material" or "Material Adverse Effect" shall not have been true and correct in all material respects when made or (2) that are qualified by "materiality," "material" or "Material Adverse Effect" shall not have been true and correct in all respects when made and, if capable of being cured, are not cured within 30 days after written notice thereof to the Company, (iii) the Company shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it and, if capable of being cured, are not cured within 30 days after written notice thereof to the Company or (iv) the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

            (b) by either the Company or the Purchaser if the Closing shall not have occurred by January 31, 2004 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date (it being understood that the failure to receive the requisite approvals by the Company's shareholders or the Bondholder Tender and Consent shall not in itself constitute a failure to fulfill an obligation hereunder in the absence of any other failure to fulfill any obligation under this Agreement);

            (c) by either the Purchaser or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or the Ancillary Agreements and such order, decree, ruling or other action shall have become final and nonappealable;

            (d) by the Company if (i)(A) the Company is not in breach of Section 5.10, (B) the Required Shareholder Approvals have not been received, (C) the Company's board of directors authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Purchaser in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice and (D) the Purchaser does not make, at or before 1:00 p.m.,

      New York City time, on the third Business Day after the Purchaser's receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company's board of directors determines in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal or (ii) if the Company's board of directors makes a Change in the Company Recommendation in compliance with Section 5.10(c) in the absence of a Superior Proposal. In either such case, the Company contemporaneously with such termination pays to the Purchaser in immediately available funds the fee required to be paid, or grants the warrants required to be granted, pursuant to Section 8.02 and the Purchaser Expenses pursuant to Section
      9.03. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (C) above until after 1:00 p.m., New York City time, on the fourth Business Day after it has provided the notice to the Purchaser required thereby and (y) to notify the Purchaser promptly if its intention to enter into the written agreement referred to in its notification shall change at any time after giving such notification;

            (e) the Purchaser if (i) the Company enters into a binding agreement for a Superior Proposal or (ii) if there has been a Change in the Company Recommendation; and

            (f) by the mutual written consent of the Company and the Purchaser.

            SECTION 8.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except with respect to Sections 7.02, 8.02, 9.02 and 9.03, which shall survive any termination of this Agreement, and except that nothing herein shall relieve either party from liability for any breach of this Agreement.

            (b) In the event that this Agreement is terminated by the Company pursuant to Section 8.01(d)(i) or by the Purchaser pursuant to Section 8.01(e)(i) or, if there is a Superior Proposal, Section 8.01(e)(ii) and the Superior Proposal relates to (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company, (ii) the acquisition by any Person or group, directly or indirectly, of at least a majority of the then outstanding shares of Common Stock of the Company (except for the acquisition of shares of Common Stock from the Company in a transaction covered by Section 8.02(c)) or (iii) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company, then the Company shall grant to the Purchaser warrants to purchase 1,000,000 shares of Common Stock in form and substance substantially identical to Exhibit B hereto; provided, that the Exercise Price (as defined in Exhibit B hereto) shall equal $4.47.

            (c) In the event that this Agreement is terminated by the Company pursuant to Section 8.01(d)(i) or by the Purchaser pursuant to Section 8.01(e)(i) or, if there is a Superior Proposal, Section 8.01(e)(ii) and the Superior Proposal relates to the issuance by the Company to any Person or group of debt or equity securities of the Company, then the Company shall pay to the Purchaser an amount in immediately available funds equal to $750,000.

            (d) In the event that this Agreement is terminated by the Company pursuant to Section 8.01(d)(ii) or by the Purchaser pursuant to Section 8.01(e)(ii) in the absence of a Superior Proposal, then the Company shall grant to the Purchaser warrants to purchase 1,000,000 shares of Common Stock in form and substance substantially identical to Exhibit B hereto provided, that the Exercise Price shall equal $4.47.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01 Amendment; Waiver. This Agreement may not be amended, supplemented, modified or restated except by an instrument in writing signed by, or on behalf of, the parties hereto or by a waiver in accordance with this
Section 9.01. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements of any other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 9.02 Confidentiality. The Purchaser and the Company covenant and agree that they will not, and they will cause their principals, Affiliates, officers and other personnel and authorized representatives not to, use information concerning another party's business, properties and personnel received in the course of negotiating this Agreement and investigation in connection with this transaction and will hold such information (and will cause the aforesaid persons to hold such information) in confidence until such information otherwise becomes publicly available or as may be required by applicable law. Notwithstanding anything in this Section 9.02 or otherwise set forth in this Agreement, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the Untied States federal income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transaction contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure.

            SECTION 9.03 Expenses. Except as otherwise specified in this Agreement, the Company shall pay to Purchaser all reasonable documented out-of-pocket costs and expenses up to an aggregate of $250,000 (including, without limitation, reasonable documented fees and expenses of counsel) incurred by Purchaser and its Affiliates in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, with respect to costs and expenses in connection with due diligence related to the transactions contemplated hereby and thereby, the negotiation, execution and delivery of this Agreement, the

Ancillary Agreements, the Note and the Warrants and the consummation of the transactions contemplated hereby and thereby (the "Purchaser Expenses") regardless of whether the Closing occurs.

            SECTION 9.04 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by telecopy, facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.04):

                  if to the Company:

                  (a)   Pac-West Telecomm, Inc.
                        1776 W. March Lane, Ste. 250
                        Stockton, CA 95207
                        Facsimile:
                        Attention:

                        with a copy to:

                        Jenner & Block LLC
                        One IBM Plaza
                        Chicago, Illinois  60612
                        Facsimile:  (312) 840-7306
                        Attention:  Michael T. Wolf

                  (b)   if to the Purchaser:

                        DB Advisors LLC
                        280 Park Avenue, 9th Floor
                        New York, NY 10017
                        Facsimile:
                        Attention:

                        with a copy to:

                        Shearman & Sterling LLP
                        599 Lexington Avenue
                        New York, NY  10022-6069
                        Facsimile:  (212) 848-7179
                        Attention:  Stephen M. Besen, Esq.

            SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

            SECTION 9.06 Assignment. This Agreement may not be assigned by the Company, by operation of law or otherwise, without the express written consent of the Purchaser (which consent may be granted or withheld in the sole discretion of the Purchaser). The Purchaser may assign this Agreement or any of its rights and obligations hereunder to one or more Affiliates without the consent of the Company or to a third party with the consent of the Company, which consent shall not be unreasonably withheld.

            SECTION 9.07 Third Party Beneficiaries and Transfers. Except for the provisions of Article VII relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 9.08 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

            SECTION 9.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

            SECTION 9.10 Entire Agreement. This Agreement, the Note, the Warrants and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the Company and the Purchaser with respect to the subject matter hereof and thereof.

            SECTION 9.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            SECTION 9.13 Public Announcements. Subject to its legal obligations (including requirements of stock exchanges and other similar regulatory bodies and the requirements of the Exchange Act), no party shall make any announcement regarding the entering into of this Agreement or the Closing to the financial community, governmental entities, employees, customers or the general public without the prior consent of the other party, which shall not be unreasonably withheld, and the parties shall cooperate with each other as to the timing and contents of any such announcement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

                                         PAC-WEST TELECOMM, INC.


                                         By: /s/ Henry R. Carabelli
                                             -----------------------------------
                                             Name:  Henry R. Carabelli
                                             Title: President and Chief
                                                    Executive Officer



                                         DEUTSCHE BANK AG - LONDON,
                                         BY DB ADVISORS, LLC AS INVESTMENT
                                         ADVISOR


                                         By: /s/ Roger Ehrenberg
                                             -----------------------------------
                                             Name:  Roger Ehrenberg
                                             Title: President

                                   SCHEDULE 1

                              PERMITTED TRANSFEREES

                       Wall Street Technology Partners LP
                 Rock Ridge Capital Partners and its Affiliates

                                    EXHIBIT A

                                FORM OF THE NOTE

                         SENIOR SECURED PROMISSORY NOTE

$40,000,000                                               ________________, 2003

      For value received, the undersigned, Pac-West Telecomm, Inc., a California corporation (the "Company"), hereby PROMISES TO PAY to the order of Deutsche Bank AG - London acting through DB Advisors, LLC as investment advisor (the "Investor"), the principal sum of $40,000,000 together with interest in arrears from and including the date hereof on the unpaid principal balance until such principal balance is paid in full. The Company agrees to make all payments under this Senior Secured Promissory Note to the order of the Investor, in lawful money of the United States of America and in immediately available funds, to such account or place as the Investor may request in writing ten (10) Business Days (as defined herein) prior to any such payment.

      The Company agrees to pay interest on the unpaid principal amount of this Senior Secured Promissory Note until such principal amount shall be paid in full, compounded quarterly, at a rate per annum equal to 0.50% per annum above the rate of interest per annum (the "Eurodollar Rate") (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of each Interest Period (as defined below) for an amount substantially equal to such unpaid amount and for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of each Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates). Each Interest Period shall be a period having a duration of three months. The initial Interest Period shall begin on the date hereof and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period. Interest shall be payable in arrears at the end of each Interest Period as set forth in the relevant provision below and shall be calculated on the basis of actual number of days elapsed and a year of 360 days. Notwithstanding any other provision of this Senior Secured Promissory Note, the Investor does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be credited to reduce principal hereunder. Except as otherwise provided herein or in the Security Agreement (as defined below), all payments received by the Investor hereunder will be applied first to reasonable costs of collection, if any, then to accrued but unpaid interest and the balance to principal.

      The Company shall pay interest on the amount of any principal, interest or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum of interest set forth in the immediately preceding paragraph (the "Default Rate").

      Principal hereunder shall be payable in a single payment by 11:00 A.M. (New York City time) on [insert date three years after Closing] (the "Principal Payment Date"); provided, however, that such Principal Payment Date shall be extended to coincide with any extension of the Expiration Date permitted under and as provided in Section 1(a) or 1(b) of the Warrant issued to the Investor on the date hereof. Interest hereunder shall be payable on the last day of each Interest Period in arrears commencing on ______, 2003 (each such date being an "Interest Payment Date") with a final payment of all unpaid interest on the date principal is paid in full hereunder. The Company shall have the option to pay such interest in cash or to cause such interest to be capitalized on any such Interest Payment Date and added to the principal amount of this Senior Secured Promissory Note, which additional amount shall bear interest and otherwise be payable in accordance with the terms and conditions of this Senior Secured Promissory Note.

      The Investor shall have the right at any time to request that any or all capitalized interest added to the principal amount of this Senior Secured Promissory Note be evidenced by a separate promissory note or notes in substantially the form of this Senior Secured Promissory Note.

      If any day on which a payment is due pursuant to the terms of this Senior Secured Promissory Note is not a day on which banks in the State of New York are generally open (a "Business Day"), such payment shall be due on the next Business Day following such date and interest shall be payable for such extension of time; provided, that any such interest accruing for such extension of time shall be due and payable on the immediately succeeding Interest Payment Date.

      This Senior Secured Promissory Note may be prepaid at any time, without premium, penalty, breakage fees or expenses, in whole or in part, together with accrued interest to the date of such prepayment on the portion prepaid. All prepayments made shall be recorded by the Investor and, prior to any transfer hereof, indorsed on the grid attached as Annex I hereto, which is part of this Senior Secured Promissory Note; provided, that the failure of the Investor to make any such recordation shall not affect the obligations of the Company under this Senior Secured Promissory Note.

      This Senior Secured Promissory Note is entitled to the benefits of and is secured by the pledge, liens, security, title, rights and security interests granted under the Guaranty and Security Agreement between the Company and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the "Collateral Agent"), for the Investor and the other "Lenders" referred to therein dated as of the date hereof (the "Security Agreement"), as the same may be amended, supplemented or renewed, from time to time. The Investor, by its acceptance of this Note, hereby accepts and acknowledges the rights, limitation of rights, duties, indemnities, entitlements, remedies and undertakings of a "Lender" under and pursuant to the Security Agreement, and the appointment of the Collateral Agent to act for and on behalf of such Lender pursuant thereto. Upon the occurrence and during the continuation of any Event of Default (as defined in the Security Agreement), (i) the Collateral Agent, at the direction of the Majority Lenders (as defined in the Security Agreement), may by notice to the Company, declare this Senior Secured Promissory Note, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Senior Secured Promissory Note, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and (ii) the Collateral Agent may pursue its remedies against the Company and the personal property that secures the Company's obligations, from time to time and in such order as the Collateral Agent shall determine.

      The Company agrees that, upon the acceleration of this Senior Secured Promissory Note following the occurrence of an Event of Default that is not cured within the applicable cure period, the Company shall pay to the Investor, in addition to principal and accrued interest thereon, all reasonable out-of-pocket costs of collection of the principal and accrued interest, including, but not limited to, all reasonable out-of-pocket attorneys' fees, court costs, and other reasonable out-of-pocket costs and expenses of the Investor related to the enforcement of payment of this Senior Secured Promissory Note. Such amounts which are not paid within 10 days after Investor's written demand therefor shall be added to the principal of this Senior Secured Promissory Note and will bear interest at the Default Rate.

      All notices and other communications provided for under this Senior Secured Promissory Note shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, in accordance with the terms of the Security Agreement and, in the case of the Company and the Collateral Agent; to the addresses provided pursuant thereto and, in the case of the Investor, to:
____________________________, Attention: ______________________.

      No amendment, waiver, modification or supplement of any provision of this Senior Secured Promissory Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing signed by the Company and accepted and agreed to by such Investor and then such amendment, waiver, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given.

      This Senior Secured Promissory Note is governed by and construed in accordance with, the laws of the State of New York.

      This Senior Secured Promissory Note may not be assigned, in whole or in part, from time to time, by the Investor to any third party (other than an Affiliate or Permitted Transferee (each as defined in the Note and Warrant Purchase Agreement, dated ________, 2003, by and between the Company and the Investor)) without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that the Company may withhold its consent in its sole discretion with respect to any transfer of any interest in the Note in a principal amount less than $10,000,000.

      This Senior Secured Promissory Note and the rights and obligations under this Senior Secured Promissory Note are not assignable or delegable, directly or indirectly, in whole or in part, by the Company, without the prior written consent of the Investor; provided, however, that the Company may transfer this Senior Secured Promissory Note and the rights and obligations under this Senior Secured Promissory Note to any third party that has acquired all or substantially all of the capital stock or ownership interest in and to the Company (including by way of merger or consolidation) or to any third party that has acquired all or substantially all of the assets of the Company; provided that the Collateral (as defined in the Security Agreement) is included in any such sale. This Senior Secured Promissory Note shall be binding upon the Company, its permitted successors and its assigns, and, in addition, shall inure to the benefit of and be enforceable by the Investor and its successors and assigns. Whenever possible this Senior Secured Promissory Note and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision of this Senior Secured Promissory Note shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof, and any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance. All rights and remedies provided in this Senior Secured Promissory Note, the Security Agreement or any law shall be available to the Investor and shall be cumulative.

      The Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Senior Secured Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Investor with respect to the time of payment or any other provision hereof or of the Security Agreement.

      No course of dealing between the Company and the Investor and no delay or failure in exercising any rights hereunder in respect thereof shall operate as a waiver of any rights of the Investor.

      This Senior Secured Promissory Note and the indebtedness of the Company to the Investor evidenced hereby, shall not be subject to any set-off, recoupment or counterclaim, each of which is hereby expressly waived by the Company.

      The Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Senior Secured Promissory Note and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Investor to bring proceedings against the Company in the courts of any other jurisdiction.

                                       COMPANY:

                                       PAC-WEST TELECOMM, INC.

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                     Annex I

                                   PREPAYMENTS

DATE          AMOUNT PREPAID          UNPAID BALANCE           NOTATION MADE BY
----          --------------          --------------           ----------------





                                    EXHIBIT B

                               FORM OF THE WARRANT

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OF RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                             PAC-WEST TELECOMM, INC.
                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK

Date of Issuance:___________                            Certificate No. W-______

THIS CERTIFIES THAT, for value received, Deutsche Bank AG - London acting through DB Advisors, LLC as investment advisor (the "Purchaser") and its permitted assigns are entitled to subscribe for and purchase 26,666,667 shares of duly authorized, validly issued, fully paid and nonassessable Common Stock (as adjusted pursuant to Section 6 hereof, the "Shares") of PAC-WEST TELECOMM, INC., a California corporation (the "Company"), at the price of $1.50 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 6 hereof is herein referred to as the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein the term "Date of Grant" shall mean [Closing Date]. The term "Warrant" as used herein shall be deemed to include any warrants issued upon transfer or partial exercise of this Warrant unless the context clearly requires otherwise. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Note and Warrant Purchase Agreement dated as of ___________, 2003 between the Company and the Purchaser (the "Purchase Agreement").

         1. Term. The purchase right represented by this Warrant is exercisable by the holder hereof, in whole or in part, at any time and from time to time from the Date of Grant through [insert the date three (3) years after the Closing Date] (as such date may be extended as provided below, the "Expiration Date"). Notwithstanding the foregoing, the Expiration Date of this Warrant and the Principal Payment Date (as defined in the Note) may be extended as follows:

                  (a) Purchaser's Option. At any time prior to [insert the date three (3) years after the Closing Date], the Purchaser may, at its option, extend both the Expiration Date and the Principal Payment Date to any coterminous date prior to and including [insert the date 18 months after the initial Expiration Date]; provided, however, that the Purchaser may exercise this option only once and only with regard to that number of Warrants and that portion of the Note held by the Purchaser or its Affiliates (but not with respect to Warrants held by any other successor or assign of the Purchaser) at the time the Purchaser exercises such option.

                  (b) Extension. If, (i) on the Expiration Date, (A) there is no effective Registration Statement (as defined in the Registration Rights Agreement) covering all of the Registrable Securities (as defined in the Registration Rights Agreement) or (B) a Blackout Period (as defined in the Registration Rights Agreement) is then in effect, then the Expiration Date and the Principal Payment Date shall be automatically extended until such time as a Registration Statement covering all of the Registrable Securities has been declared effective and/or there is no Blackout Period in effect or (ii) on the Expiration Date, the holder hereof and the Company has made the necessary applications or filings pursuant to Section 5(b) but the requisite approvals from such governmental authorities have not been obtained to permit the exercise of this Warrant (other than the expiration or early termination of the waiting period required by the HSR Act), then the Expiration Date and the Principal Payment Date shall be automatically extended until such time as all such approvals have been received; provided, however, the Exercise Date and the Principal Payment Date may not be extended pursuant to Section 1(b)(i) later than the latest date pursuant to which the Expiration Date and the Principal Payment Date may be extended pursuant to Section 1(a); and provided, further, the Principal Payment Date may not be extended pursuant to Section 1(b)(ii) later than the latest date pursuant to which the Expiration Date and the Principal Payment Date may be extended pursuant to Section 1(a).

         2. Method of Exercise.

                  (a) Cash and Other Exercise. Subject to Sections 1 and 5 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (i) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and the payment to the Company by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased, or (ii) if in connection with a registered public offering of the Common Stock, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company by Wire Transfer from the proceeds of the sale of such number of Shares to be sold by the holder hereof in such public offering of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased, or (iii) the tender of all or a portion of the Note issued by the Company pursuant to the Purchase Agreement in a principal amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased.

                  (b) Cashless Exercise. Subject to Sections 1 and 5 hereof, in lieu of exercising this Warrant pursuant to Section 2(a), if (i) the average of the closing prices of the Common Stock (as reported in the Consolidated Quotation System) over the twenty trading days immediately prior to the date of exercise is equal to or greater that $5.00 per share at the time of exercise, the holder of this Warrant may elect to receive, and (ii) if the average of the closing prices of the Common Stock (as reported in the Consolidated Quotation System) over the twenty trading days immediately prior to the date of exercise is less than $5.00 per share at the time of exercise, the Company may require the holder of this Warrant to receive, without the payment by the holder of any additional consideration, Shares equal to the value of this Warrant (or the portion hereof being canceled), together with any cash in lieu of fractional Shares, by surrender of this Warrant at the principal office of the Company together with an executed Notice of Exercise or Exchange in substantially the form attached hereto as Exhibit A-1 or Exhibit A-2. For the purposes of clarity, it is understood that the failure of the holder hereof to elect a cashless exercise of this Warrant pursuant to clause (i) above or the failure of the Company to require the cashless exercise of this Warrant pursuant to clause (ii) above shall result in an exercise being effected in accordance with the procedures identified in Section 2(a) above. In such event, the number of Shares that the Company shall issue to the holder hereof shall be computed using the following formula:

                                      Y (A - B)
                                      ---------
                                 X =      A

         Where:   X =      The adjusted number of Shares to be issued to the
                           Holder as a result of the cashless exchange election under this Section 2(b);

                  Y = The number of Shares in respect of which the cashless exchange election under this Section 2(b) is made;

                  A = The Fair Market Value of one Share at the time the cashless exchange election is made; and

                  B =      The Exercise Price.

         3. Certificates for Shares. Within three Business Days after the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued to the holder or as the holder may direct (with appropriate restrictive legends, as applicable). In the event of a partial exercise of this Warrant, a new warrant or warrants (dated the date hereof) of like tenor shall be issued to the holder or, subject to the limitations set forth herein, as the holder may direct (with appropriate restrictive legends, as applicable), for the aggregate number of Shares equal to the number of Shares called for on the face of this Warrant minus the number of Shares purchased by the holder hereof upon such partial exercise. For all purposes of this Warrant other than Sections 2(a) and 2(b), any reference to the exercise of this Warrant shall be deemed to include a reference to the cashless exchange of the Warrant into Common Stock, in accordance with the terms of Section 2(b) and this Section 3. The Company shall pay all of its expenses associated with the issuance of any Shares and replacement Warrants in accordance with the terms hereof, including, without limitation, any applicable issue taxes.

         4. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be duly and validly issued and fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. Regulatory Requirements.

                  (a) Hart-Scott-Rodino. If any filing or notification becomes necessary pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), based upon the planned exercise of this Warrant or any portion hereof, the holder hereof shall notify the Company of such requirement, and the holder and the Company shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, as promptly as possible and shall cooperate with each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with requirements of the Federal Trade Commission or the Department of Justice. The holder and the Company agree to cooperate with each other in connection with such filings and notifications, and to keep each other informed of the status of the proceedings and communications with the relevant authorities. The holder shall pay any filing fee required to be paid in connection with a filing pursuant to the HSR Act required as a result of the exercise of Warrants. Notwithstanding the preceding sentence, the Company shall pay one such filing fee required to be paid in connection with a filing pursuant to the HSR Act required as a result of the exercise of Warrants held by the Purchaser or its Affiliates (but not other successors or assigns of the Purchaser). The holder and the Company shall each bear its own expenses (other than such filing fees) incurred in connection with any filing required pursuant to the HSR Act. Each holder by acceptance of this Warrant or any portion hereof agrees to comply with the provisions of this Section 5(a).

                  (b) Other Regulatory Requirements. If the holder or, upon the advice of counsel, the Company determines that the exercise of this Warrant would require notice to, or the consent or approval by, the Federal Communications Commission or any public utility commission or other regulatory agency of any state in which the Company does business that is vested with jurisdiction over Company or the provision of communication services within such state, the holder and the Company shall make all necessary filings and notifications required, and shall have received any required consents, approvals, orders or otherwise, prior to effecting the exercise of this Warrant. The holder shall be required to pay all required filing fees in connection with such filings and notifications. Each holder by acceptance of a Warrant agrees to comply with the provisions of this Section 5(b).

         6. Adjustment of Exercise Price and Number of Shares. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Subdivisions, Combinations and Other Issuances. Prior to the exercise or expiration of this Warrant, if the Company shall: (i) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock by stock split or otherwise, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock by reverse stock split or otherwise or (iii) issue additional shares of Common Stock or other capital stock as a dividend or distribution on or with respect to its Common Stock, the Exercise Price in effect prior to such subdivision, combination or issuance shall forthwith be proportionately decreased in the case of a subdivision or stock dividend or distribution, or proportionately increased in the case of a combination and the number of Shares issuable upon exercise of the Warrant in effect prior to such subdivision, combination or issuance shall forthwith be proportionately increased in the case of a subdivision, stock dividend or distribution, or proportionately decreased in the case of a combination. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision, combination or reclassification becomes effective, or as of the record date of such dividend or distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution.

                  (b) Reclassification, Reorganization, Consolidation, etc. In the event of any corporate reclassification, capital reorganization, consolidation, spin-off, merger, transfer of all or a substantial portion of the Company's properties or assets or any dissolution, liquidation or winding up of the Company (other than as a result of a subdivision, combination, dividend or distribution provided for in Section 6(a) above) (a "Corporate Transaction"), then, as a condition of such event, provision shall be made, and duly executed documents evidencing the same from the Company and any surviving or acquiring Person (the "Successor Company") shall be delivered to the holder hereof, so that the holder shall have the right to receive upon exercise of this Warrant the same number of shares of Common Stock and amount of cash and other property that such holder would have been entitled to receive upon such Corporate Transaction had this Warrant been exercised immediately prior to the effective date of such Corporate Transaction. The Company shall provide that any Successor Company in such Corporate Transaction shall enter into an agreement with the Company confirming the holder's rights pursuant to this Warrant, assuming the Company's obligations under this Warrant, jointly and severally with the Company if the Company shall survive such Corporate Transaction, and providing after the date of such Corporate Transaction for adjustments, which shall be as nearly equivalent as possible to the adjustments provided for in this Section 6. The provisions of this Section 6(b) shall apply similarly to successive Corporate Transactions involving any Successor Company. In the event of a Corporate Transaction in which consideration payable to holders of Common Stock is payable solely in cash, then the holder shall be entitled to receive in exchange for this Warrant cash in an amount equal to the amount such holder would have received had the holder exercised this Warrant immediately prior to such Corporate Transaction, less the aggregate Exercise Price for this Warrant then in effect. In case of any Corporate Transaction described in the immediately preceding sentence of this Section 6(b), the Company or any Successor Company, as the case may be, shall make available any funds necessary to pay to the holder the amount to which the holder is entitled as described above in the same manner and at the same time as holders of Common Stock would be entitled to such funds.

                  (c) Issuance of Additional Shares of Common Stock. In the event the Company at any time or from time to time shall, or shall be deemed to, issue or sell Additional Shares of Common Stock, other than Excluded Stock, for consideration per share received by the Company of less than the Exercise Price, then, and in each such case, the Exercise Price for any Warrant shall be decreased to an amount determined by dividing the previously applicable Exercise Price by a fraction, (A) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (ii) the number of Additional Shares of Common Stock issued or sold or deemed to be issued or sold, and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the Additional Shares of Common Stock so issued or sold or deemed to be issued or sold would purchase at the previously applicable Exercise Price; provided, however, that if at such time or as a result of such adjustment the Exercise Price for any Warrant is or would be, as the case may be, equal to or less than $.001 per share, then in lieu of the adjustment of the Exercise Price the number of Shares purchasable upon exercise of this Warrant shall be increased to a number determined by multiplying the previously applicable number of Shares purchasable upon exercise of this Warrant by a fraction, (A) the numerator of which shall be the sum of
(i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (ii) the number of Additional Shares of Common Stock issued or sold or deemed to be issued or sold, and (B) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the Additional Shares of Common Stock so issued or sold or deemed to be issued or sold would purchase at the previously applicable Exercise Price.

                  (d) Options and Convertible Securities.

                           (i) In the event that the Company at any time or from
time to time issues, sells, grants or assumes, or fixes a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, other than Excluded Stock, then, and in each such case, the number of shares of Common Stock at any time issuable upon the exercise of such Options and/or the conversion or exchange of such Convertible Securities, as the case may be, shall be deemed to be Additional Shares of Common Stock issued as of the close of business on the date of the earliest of such issuance, sale, grant, assumption or record date.

                           (ii) If any Options or Convertible Securities
provide, with the passage of time or otherwise, for any decrease or increase, as the case may be, in (A) the consideration payable to the Company or for which such Options or Convertible Securities are exercisable, convertible or exchangeable, or (B) the number of Additional Shares of Common Stock issuable upon the exercise and/or conversion or exchange thereof, then the Exercise Price for this Warrant shall be adjusted upon any such decrease or increase becoming effective to reflect such decrease or increase insofar as it affects any such Options or Convertible Securities which are outstanding at such time, as if such Options or Convertible Securities included such terms as adjusted upon their original issuance, sale, grant, assumption or record date, as the case may be; provided, however, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall increase the Exercise Price for this Warrant by more than all previous reductions in the Exercise Price for such Warrant relating to the same Options or Convertible Securities.

                           (iii) In any case in which Additional Shares of
Common Stock are deemed to be issued, sold, granted or assumed, no further adjustment of the Exercise Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock.

                           (iv) Upon (x) the expiration, or the repurchase and
cancellation or retirement by the Company, of any Options which have not been exercised, or (y) the expiration of any rights of conversion or exchange under any Convertible Securities which have not been exercised, or the repurchase and cancellation or retirement by the Company of any such Convertible Securities the rights of conversion or exchange of which have not been exercised, any adjustments to the Exercise Price computed upon the original issuance, sale, grant, assumption or record date, and upon any subsequent adjustments to such Options or Convertible Securities, shall, effective as of such expiration, cancellation or retirement, as the case may be, be recomputed as if: (i) the only Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Options or Convertible Securities) issued or sold were the Additional Shares of Common Stock (including, without limitation, pursuant to the issuance or sale of Options or Convertible Securities), if any, actually issued or sold upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities;
(ii) in the case of Options, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, plus, in the case of Options for Convertible Securities, any additional consideration deemed to be received by the Company upon the issuance of such Convertible Securities for which Options were exercised; and (iii) in the case of Convertible Securities, the consideration received therefor was the consideration actually received by the Company for the issuance, sale, grant or assumption of such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; provided, however, that no adjustments relating to any Options or Convertible Securities pursuant to this subsection, individually or in the aggregate, shall increase the Exercise Price by more than all previous reductions in the Exercise Price relating to the same Options or Convertible Securities.

                  (e) Consideration.

                           (i) For purposes of this Section 6, the consideration
for the issuance, sale, grant or assumption of any Additional Shares of Common Stock, irrespective of the accounting treatment of such consideration, shall equal:

                                    (1) insofar as it consists of cash, the
amount of cash paid in consideration for the issuance, sale, grant or assumption of such Additional Shares of Common Stock, without giving effect to customary expenses, commissions or other compensation paid by the Company and customary concessions or discounts allowed by the Company to underwriters, dealers or others performing similar services in connection with any such issuance, sale, grant or assumption;

                                    (2) insofar as it consists of property
(including, without limitation, securities) other than cash actually received by the Company as direct consideration for the issuance, sale, grant or assumption or such Additional Shares of Common Stock, the Fair Market Value thereof at the time of such issuance, sale, grant or assumption;

                                    (3) insofar as it consists of other property
or consideration, including the provision of services to the Company, the Fair Market Value of such other property or consideration; and

                                    (4) in the event Additional Shares of Common
Stock are issued or sold together with other securities or property for a consideration which covers both, the portion of such consideration so received, computed as provided in clauses (1), (2) and (3) above, allocable to such Additional Shares of Common Stock (as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the holder hereof).

                           (ii) Additional Shares of Common Stock deemed to have
been issued, sold, granted or assumed pursuant to Section 6(d) hereof shall be deemed to have been issued, sold, granted or assumed for consideration per share equal to the quotient of: (A) the total amount of cash and other property, if any, received by the Company as direct consideration for the issuance, sale, grant or assumption of the Options or Convertible Securities in question, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of such Convertible Securities, divided by (B) the number of shares of Common Stock (as set forth in the instruments relating thereto) issuable upon the exercise of such Options and the conversion or exchange of such Convertible Securities.

                  (f) Dividends and Distributions. In the event that the Company at any time or from time to time declares, orders, pays or makes any dividend or other distribution on the Common Stock (other than quarterly cash dividends on the Common Stock in an amount per annum not to exceed five percent (5%) of the Fair Market Value of the Common Stock on the date declared), including, without limitation, distributions of cash, evidence of its indebtedness, Options, Convertible Securities, other securities or property or rights to subscribe for or purchase any of the forgoing, and whether by way of dividend, spin-off, reclassification, recapitalization, similar corporate reorganization or otherwise, other than a dividend or distribution payable in Additional Shares of Common Stock that gives rise to an adjustment pursuant to Section 6(a) hereof, then, and in each such case, the Exercise Price of this Warrant shall be reduced to a number determined by dividing the previously applicable Exercise Price by a fraction (which must be less than 1, otherwise no adjustment is to be made pursuant to this Section 6(f)) (A) the numerator of which shall be the Fair Market Value per share of Common Stock on the record date for such dividend or other distribution, and (B) the denominator of which shall be the excess, if any, of (x) such Fair Market Value per share of Common Stock, over (y) the sum of the amount of any cash distributed per share of Common Stock plus the positive Fair Market Value, if any, per share of Common Stock of any such evidences of indebtedness, Options, Convertible Securities, other securities or property or rights to be so distributed. Such adjustments shall be made whenever any such dividend or other distribution is made and shall become effective as of the date of such distribution, retroactive to the record date therefor.

                  (g) Other Events. If any event occurs as to which the provisions of this Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder hereof in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number of Shares available under this Warrant, the Exercise Price, or the applicability of such provisions so as to protect such purchase rights. The adjustment shall be such as will give the holder hereof upon exercise for the same aggregate Exercise Price the total number of shares of Common Stock as the holder would have owned had this Warrant been exercised prior to the event and had the holder continued to hold such Common Stock until after the event requiring the adjustment, but in no event shall any such adjustment have the effect of increasing the Exercise Price.

                  (h) Minimum Adjustment. The adjustments required by the preceding subsections of this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of Shares purchasable upon exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made decreases the Exercise Price immediately prior to the making of such adjustment by at least $0.01 or increases or decreases the number of Shares purchasable upon exercise of this Warrant immediately prior to the making of such adjustment by at least one Share. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in the requisite minimum adjustment.

                  (i) Accountants' Report as to Adjustments. In the case of any adjustment in the number of Shares purchasable upon exercise of this Warrant or the Exercise Price, the Company, at its sole expense, shall promptly (i) compute such adjustment in accordance with the terms of this Warrant and, if the holder hereof so requests in writing from the Company within 30 days of receipt of such computations from the Company, cause independent certified public accountants of recognized national standing to verify such computation (other than any determination of the Fair Market Value of Common Stock or the fair market value of any other property); (ii) prepare a report setting forth such adjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based, including, without limitation, (a) the event or events giving rise to such adjustment; (b) the consideration received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold; (c) the number of shares of Common Stock outstanding or deemed to be outstanding prior and subsequent to any such transaction; (d) the method by which any such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination of Fair Market Value or fair market value required thereby); and (e) the number of Shares purchasable upon exercise of this Warrant and the Exercise Price in effect immediately prior to such event or events and as adjusted; (iii) mail a copy of each such report to the holder hereof and, upon the request at any time of the holder hereof, furnish to the holder a like report setting forth the number of Shares purchasable upon exercise of this Warrant and the Exercise Price at the time in effect and showing in reasonable detail how they were calculated; and (iv) keep copies of all such reports available at the principal office of the Company for inspection during normal business hours by the holder or any prospective purchaser of this Warrant designated by the holder hereof; provided, however, if the independent certified public accountant determines that the actual adjustment is within five percent (5%) of the adjustment reported by the Company, the holder shall be responsible for the fees and expenses of the independent certified public accountant.

                  (j) No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or other organizational document or through any sale or other issuance of securities, capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up, any similar transaction or any other voluntary action, solely to avoid or solely to seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all terms hereunder and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment in a manner that is consistent with the Company's obligations hereunder. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the Exercise Price, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant by the holder hereof. Without limiting the generality of the foregoing, before taking any action that would cause a reduction of the Exercise Price pursuant to
Section 6 hereof below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action (including, without limitation, a reduction in par value) which shall be necessary to validly and legally issue fully paid and nonassessable shares of Common Stock, as the case may be, at the Exercise Price as so reduced.

                  (k) Contest and Appraisal Rights. If the holder hereof shall, in good faith, disagree with any determination by the Board of Directors of the Company of the Fair Market Value made pursuant to this Warrant, and such disagreement is in respect of securities not traded on a national securities exchange or quoted on an automated quotation system or other property valued by the Board of Directors of the Company at more than $2,500,000 then the holder may by notice to the Company (an "Appraisal Notice"), given within 30 days after notice to the holder hereof following such determination, elect to contest such determination; provided, however, that the holder hereof may not seek appraisal of any determination of Fair Market Value to the extent that the Company has received a fairness opinion or other appraisal from an Appraiser in connection with the transaction giving rise to such determination. Within 20 days after an Appraisal Notice, the Company shall engage an Appraiser to make an independent determination of such Fair Market Value (the "Appraiser's Determination"), and to deliver to the Company and the holder hereof a report describing its methodology and results in reasonable detail within 30 days of such engagement. In arriving at its determination, the Appraiser shall base any valuation upon:
(i) in the case of the Fair Market Value of shares of Common Stock, the fair market value of the Company and its Subsidiaries on the basis of an arm's length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing, and without consideration of (x) the lack of an actively trading public market for the Common Stock, (y) any restrictions on the transfer of shares of Common Stock, or (z) any control premium or minority discount, and (ii) in the case of the Fair Market Value of any other property, the fair market value of such other property assuming that such other property was sold in an arm's length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing. The holder hereof shall be afforded reasonable opportunities to discuss the appraisal with the Appraiser. The Appraiser's Determination shall be final and binding on the Company and the holders hereof, absent manifest error. The costs of conducting an appraisal shall be borne by the Company.

         7. Notice of Corporate Action. In the event the Company proposes to:
(i) pay, distribute, or take a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property; or (ii) consummate any capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of all or substantially all of its assets, dissolution, liquidation or winding-up, or any similar transaction; then, at least 10 days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall mail to the holder hereof a notice specifying: (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of shares of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction; and (d) in each case, the expected effect on the number of Shares purchasable upon exercise of this Warrant and the Exercise Price of each such transaction or event. The Company shall update any such notice to reflect any change in the foregoing information.

         8. No Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the Fair Market Value thereof.

         9. Other Antidilution Provisions. In the event that the Company proposes to issue, sell, grant or assume any convertible or exchangeable debt (including, without limitation, debt issued by any Affiliate of the Company convertible or exchangeable for shares of Common Stock) or equity securities (including, without limitation, any Additional Shares of Common Stock or rights to acquire Additional Shares of Common Stock) which, in the aggregate, provide for greater or more favorable antidilution protection than the antidilution protection provided for in Section 6 hereof, then the Company shall give the Purchaser 15 Business Days' prior written notice of its intention to do so and offer the Purchaser the right to participate in such issuance, sale, grant or assumption on the same terms and conditions as proposed and to purchase a percentage of the aggregate amount of such convertible or exchangeable debt or aggregate number of such equity securities (or aggregate number of units, in the event that the convertible or exchangeable debt or equity securities are proposed to be issued, sold, granted or assumed together with other securities of the Company) proposed to be issued, sold, granted or assumed equal to a percentage determined by dividing (a) the total number of shares of Common Stock issuable upon exercise of this Warrant or any portion hereof then held by the Purchaser, its Affiliates or Permitted Transferees by (b) the total number of outstanding shares of Common Stock on a fully diluted basis before giving effect to any such proposed transaction. The Purchaser shall notify the Company of its intention to participate in such transaction within five Business Days of receipt of written notice from the Company. For the avoidance of doubt, a different exercise price or trigger price for the application of such rights (including any such price based on fair market value) shall not by itself be considered more favorable. The provisions of this Section 9 shall apply only to the Purchaser, its Affiliates and Permitted Transferees and shall not inure to the benefit of any other successor or assign of the Purchaser, its Affiliates or Permitted Transferees.

         10. Compliance with Securities Act; Disposition of Warrant or Shares of Common Stock.

                  (a) Compliance With Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Shares issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act or any applicable state securities laws. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

Whenever the foregoing legend is no longer required in the opinion of counsel to the holder hereof, upon request of the holder hereof, the Company, at its sole expense (including, without limitation, the payment of any applicable issue taxes), shall issue or cause to be issued in the name of and delivered to the holder hereof or as the holder hereof may direct new Warrant Certificates of like tenor, dated the date hereof, and/or new certificates for shares of Common Stock.

                  (b) Transferability. Subject to compliance with applicable federal and state securities laws, the holder hereof may, without the prior written consent of the Company, transfer this Warrant, in whole or in part, at any time to any Person or Group (including any Affiliate or Permitted Transferee); provided, however, the holder hereof may not transfer, in one or more series of transactions, this Warrant, in whole or in part, without the prior written consent of the Company (i) to any Competitor or (ii) with respect to a number of shares of Common Stock issuable upon exercise of this Warrant or any portion hereof representing 10% or more of the outstanding Common Stock on a fully diluted basis to any Person or Group (other than an Affiliate or Permitted Transferee); provided, further, that with respect to clause (ii) above, the consent of the Company shall not be unreasonably withheld. Notwithstanding the foregoing, until the date that is six months after the Date of Grant, the Purchaser may not assign, in whole or in part, this Warrant to a Permitted Assignee unless such Permitted Assignee shall have agreed to be bound by Section
5.07 of the Purchase Agreement. Any transfer of this Warrant or any portion hereof shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to the Company at the address set forth in Section 16 hereof. In the event of a partial transfer of this Warrant, the Company shall issue to the holder one or more appropriate new Warrants.

         11. No Stockholder Rights or Liabilities. Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares or receive dividends or other distributions thereon, and the holder hereof shall not be entitled to any notice or other communication concerning the business or affairs of the Company, other than as specifically required by this Warrant. Nothing contained in this Warrant shall be construed as imposing any obligation on any holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company or otherwise.

         12. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant held by any Person other than the initial holder hereof or any institutional investor, upon delivery of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of this Warrant for cancellation at the principal office of the Company, the Company, at the expense of the holder (including, without limitation, the payment of any applicable issue taxes), shall execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

         13. Remedies. The Company stipulates that the remedies at law available to the holder hereof in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. No failure or delay on the part of the holder hereof, in exercising any right, power or remedy hereunder shall operate as a suspension or waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are in addition to and not exclusive of any other remedies provided at law or in equity.

         14. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holder hereof from time to time of this Warrant and the Shares issuable upon exercise of this Warrant.

         15. Amendments and Waivers. Any term of this Warrant may be amended, altered or modified and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and the holder hereof. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         16. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the address of the Company set forth below (or at such other place as the Company shall notify the Holders hereof in writing) and notices to the Holder shall be sent to the address of the Holder set forth on the signature page hereto (or at such other place as the Holder shall notify the Company in writing):

                  To the Company:   Pac-West Telecomm, Inc.
                                    1776 W. March Lane
                                    Suite 250
                                    Stockton, CA 95207
                                    Facsimile:  (209) 926-4444
                                    Attention:  General Counsel

         17. Headings. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         18. Governing Law. This Warrant and the rights and duties of the parties hereto hereunder and (unless otherwise provided) all amendments and supplements to, and all consents and waivers pursuant to, this Warrant shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to its conflict of laws principles or rules.

         19. Severability. If any provision of this Warrant is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties hereto to the maximum extent possible. Any provision of this Warrant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20. Defined Terms.

                  (a) Definitions. The following terms have the meanings indicated below, unless the context otherwise requires:

"Additional Shares of Common Stock" means all shares, including treasury shares, of Common Stock, issued, sold or granted, or deemed to be issued, sold or granted pursuant to the terms hereof, by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the shares of Common Stock issued upon the exercise of this Warrant.

"Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

"Appraiser" means an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and the holder hereof.

"Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City are authorized or required to be closed.

"Common Stock" means the common stock of the Company, par value $0.001 per share, any capital stock into which such Common Stock shall have been changed or converted, any capital stock resulting from any reclassification of such Common Stock, and all other capital stock of any class or classes of the Company, other than preference stock, the holders of which share equally with the Common Stock in current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

"Competitor" means any Person, firm, partnership, corporation or other entity that (i) is engaged directly or indirectly in the business of providing telecommunication services of the type (a) provided by the Company or (b) that the Company or its subsidiaries have taken significant actions to begin providing or (ii) that controls, or is under common control with, any Person, firm, partnership, corporation or other entity identified in clause (i) above.

"Convertible Securities" means any evidences of indebtedness, shares of capital stock or any other securities convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

"Current Market Value" means the average of the closing prices of the Common Stock during the five-day trading period ending immediately prior to the date of determination as quoted on the Nasdaq Small Cap Market or any United States automated quotation system or national securities exchange or national market system on which the Common Stock is then quoted or traded, as applicable

"Excluded Stock" means (a) securities issued, or deemed issued (as provided below), to directors, officers, employees or consultants of the Company or a subsidiary of the Company in connection with their service as directors of the Company or a subsidiary of the Company, their employment by the Company or a subsidiary of the Company or their retention as consultants by the Company or a subsidiary of the Company under the Company's employee benefit plans approved by the Company's board of directors, including, without limitation, the 1999 Stock Incentive Plan, the 1998 Griffin Non-Qualified Stock Incentive Plan and the 2000 Napa Valley Non-Qualified Stock Incentive Plan (collectively, the "Plans"), as such plans may be amended from time to time with the approval of the Company's board of directors, or under other plans, adopted or assumed by the Company with the approval of the Company's board of directors, and (b) shares of Common Stock issued, or deemed issued (as provided below), pursuant to merger, consolidation or stock or asset acquisition approved by the Company's board of directors.

"Fair Market Value" means (i) with respect to any share of Common Stock, including with respect to a Share for purposes of Section 2(b), the Current Market Price; provided, that, if the Common Stock is not then quoted on the Nasdaq Small Cap Market or any United States automated quotation system or national securities exchange or national market system or the OTC Bulletin Board or Pink Sheets, the fair market value shall be: (A) the value based on the most recently completed arm's length transaction between the Company and a Person other than an affiliate of the Company within the three-month period prior to the date of determination with respect to such security, or (B) if (A) does not apply, the fair market value as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the holder hereof; and (ii) with respect to any other property other than cash or Common Stock, (A) the value based on the most recently completed arm's length transaction between the Company and a Person other than an affiliate of the Company within the three-month period prior to the date of determination with respect to such property, or (B) if (A) does not apply, the fair market value as reasonably determined by the Board of Directors of the Company in good faith, as evidenced by a written board resolution delivered to the holder hereof. Any determination pursuant to subsections (i)(B) or (ii)(B) shall be made on the basis of an arm's length sale of a going concern between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, taking into account all the relevant facts and circumstances then prevailing and without consideration of (x) the lack of an actively trading public market for the Common Stock, (y) any restrictions on the transfer of shares of Common Stock or (z) any control premium or minority discount. For the avoidance of doubt, any determination pursuant to subsections
(i)(B) or (ii)(B) shall be subject to Section 6(k).

"Group" shall have the meaning given to such term in Section 13(d)(3) of Securities Exchange Act of 1934, as amended.

"Note" means the senior secured promissory note issued to the Purchaser on the date hereof pursuant to the Purchase Agreement.

"Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire, directly or indirectly, shares of Common Stock, including, without limitation, Convertible Securities.

"Permitted Transferee" means any Person listed in Schedule 1 of the Purchase Agreement.

"Person" means any individual, partnership, limited liability company, unlimited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity.

"Registration Rights Agreement" means the Registration Rights Agreement entered into by the Company and the Purchaser on the date hereof.

"Securities Act" means the Securities Act of 1933 and all rules and regulations of the Securities and Exchange Commission thereunder, as amended from time to time.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the Date of Grant set forth on the first page to this Warrant.

PAC-WEST TELECOMM, INC.



By:
   -------------------------------------

Name:
Title:

EXHIBIT A-1
NOTICE OF EXERCISE
TO:  PAC-WEST TELECOMM, INC. (THE "COMPANY")

1. The undersigned hereby:

elects to purchase     shares of Common Stock of the Company pursuant to the
terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or elects to exercise its net issuance rights
pursuant to Section 2(b) of the attached Warrant with respect to     shares of
Common Stock.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


----------------------------------------
(Name)



----------------------------------------

----------------------------------------
(Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


----------------------------------------
(Signature)

----------------------------------------
(Date)

EXHIBIT A-2
NOTICE OF EXERCISE
TO:  PAC-WEST TELECOMM, INC. (THE "COMPANY")

1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S-__ (File No. ______________), which was filed with the Securities and Exchange Commission on ____________, 20__, the undersigned hereby:

elects to purchase     shares of Common Stock of the Company (or such lesser
number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or elects to exercise its net issuance rights pursuant to Section 2(b) of the attached Warrant with respect to
    Shares of Common Stock.

2. Please deliver to the custodian for the selling shareholders a stock
certificate representing such          shares.

3. The undersigned has instructed the custodian for the selling shareholders to
deliver to the Company $          or, if less, the net proceeds due the
undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.


----------------------------------------
(Name)



----------------------------------------

----------------------------------------
(Address)

---------------------------
(Date)

EXHIBIT B
ASSIGNMENT FORM

TO:      PAC-WEST TELECOMM, INC. (THE "COMPANY")


The undersigned hereby assigns and transfers unto _____________________________ _______________________________________________________________________ (Please
typewrite or print in block letters) the right to purchase ____________ Shares (as defined in the Warrant) of Pac-West Telecomm, Inc., subject to the Warrant, dated as of _____________________________, granted to the undersigned (the "Warrant").

This assignment complies with the provisions of Section 10 of the Warrant.

Date:
     ----------------------

By:
   ---------------------------------


------------------------------------
(Print Name of Signatory)


------------------------------------
(Title of Signatory)

                                    EXHIBIT C

                   FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of [____], 2003 (this "Agreement"), by and between Pac-West Telecomm, Inc., a California corporation (the "Company"), and Deutsche Bank AG - London acting through DB Advisors, LLC as investment advisor (the "Purchaser").

            WHEREAS, the Purchaser is purchasing warrants (the "Warrants") to purchase [26,666,667] shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and a senior secured promissory note in the principal amount of $40,000,000 (the "Note") pursuant to that certain Note and Warrant Purchase Agreement dated _________ __, 2003 (the "Purchase Agreement"), between the Company and the Purchaser.

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

            1. Definitions. (a) Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

            "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

            "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or authorized by law to be closed in the State of New York.

            "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "Effective Period" shall mean the period commencing with the effective date of the Shelf Registration Statement and ending upon the earlier of (i) the termination of the registration rights pursuant to Section 5 hereof and (ii) such time as the Purchaser ceases to own any Registrable Securities.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

            "Holder" shall mean the Purchaser, and any transferees of the Purchaser to whom New Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement and the Purchase Agreement, and, in each case, who continue to be entitled to the rights of a Holder hereunder.

            "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor entity thereof.

            "New Registrable Securities" shall mean (a) the shares of Common Stock issuable upon exercise of the Warrants and (b) any securities issuable or issued or distributed in respect of any of the Common Stock identified in clause
(a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. For purposes of this Agreement, New Registrable Securities shall cease to be New Registrable Securities when a Registration Statement covering such New Registrable Securities has been declared effective under the Securities Act by the SEC and such New Registrable Securities have been disposed of pursuant to such effective Registration Statement.

            "Old Piggy-Back Holder" shall mean any holder of Common Stock with piggy-back registration rights pursuant to Section 3 of the Old Registration Agreement.

            "Old Registrable Securities" shall mean Registrable Securities, as that term is defined in the Old Registration Agreement.

            "Old Registration Agreement" shall mean that certain Registration Agreement, dated as of September 16, 1998, by and among the Company and certain investors, as may be amended from time to time in accordance with its terms.

            "Person" shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

            "Prospectus" means the Prospectus (including any summary Prospectus, preliminary Prospectus and any final Prospectus) included in the Registration Statement as amended or supplemented by any supplement with respect to the terms of the offering of any portion of the Registrable Securities pursuant to a Demand Registration or Piggy-Back Registration and by all other amendments and supplements thereto, including post-effective amendments and any material incorporated by reference therein.

            "Registrable Securities" shall mean Old Registrable Securities and New Registrable Securities.

            "Registration Statement" shall mean the Demand Registration Statement, the Piggy-Back Registration Statement and/or the Shelf Registration Statement, as the case may be, including the Prospectus contained therein, any amendments to such Registration Statement

(including post-effective amendments) and all exhibits and any material incorporated by reference in such Registration Statement.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

            "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

            (b) The following terms have the meanings set forth it the Section set forth opposite such term:

            TERM                                            SECTION
            ----                                            -------
            Blackout Period                                 6
            Common Stock                                    Recitals
            Demand for Registration                         3(c)
            Demand Registration                             3(a)
            Demand Registration Statement                   3(a)
            Indemnified Party                               10(d)
            Indemnifying Party                              10(d)
            Maximum Number of Securities                    3(b)
            Note                                            Recitals
            Participating Demand Holders                    3(a)
            Participating Piggy-Back Holders                4(b)
            Piggy-Back Registration                         4(a)
            Piggy-Back Registration Statement               4(a)
            Purchase Agreement                              Recitals
            Purchaser                                       Recitals
            Shelf Registration Statement                    2
            Warrants                                        Recitals

            2. Shelf Registration Statement. Within 90 days after the date hereof, the Company shall file with the SEC, and thereafter use its reasonable best efforts to have declared effective as soon as practicable after the filing thereof, a "shelf" Registration Statement (a "Shelf Registration Statement") on Form S-3 (or any successor form) pursuant to Rule 415 under the Securities Act or on such other form as may be appropriate under the Securities Act, in each case, covering the resale of all of the New Registrable Securities. The Company shall, subject to customary terms and conditions, use its reasonable best efforts to keep the Shelf Registration Statement continuously effective from the date that such Shelf Registration Statement is declared effective during the Effective Period to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the New Registrable Securities so registered.

            3. Demand Registration.

            (a) After receipt of a written request from one or more Holders requesting that the Company effect a registration (a "Demand Registration") under the Securities Act covering all or part of the New Registrable Securities which specifies the intended method or methods of disposition thereof, the Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 4 hereof, may elect (by written notice sent to the Company within ten (10) Business Days from the date of such Holder's receipt of the aforementioned notice from the Company) to have all or part of such Holder's New Registrable Securities included in such registration thereof pursuant to this Section 3, and such Holder shall specify in such notice the number of New Registrable Securities that such Holder elects to include in such registration. Thereupon, the Company shall, as expeditiously as is possible, but in any event no later than thirty (30) days (excluding any days which occur during a permitted Blackout Period under Section 6 below) after receipt of a written request for a Demand Registration, file with the SEC and use its reasonable best efforts to cause to be declared effective, a registration statement (a "Demand Registration Statement") relating to all shares of New Registrable Securities that the Company has been so requested to register by such Holders ("Participating Demand Holders") for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that the aggregate value of the Registrable Securities requested to be registered (i) be at least $10,000,000, based on the closing trading price of the Common Stock on the date the demand to file such Demand Registration Statement is made or (ii) be at least 20% of the New Registrable Securities initially issuable upon exercise of the Warrants.

            (b) If the majority-in-interest of the Participating Demand Holders in a Demand Registration relating to a public offering requests that the offering be underwritten with a managing underwriter selected in the manner set forth in Section 14 below and such managing underwriter of such Demand Registration advises the Company in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the "Maximum Number of Securities"), then the Company shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders and the participating Old Piggy-Back Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders and the participating Old Piggy-Back Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder and participating Old Piggy-Back Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, the Company may include in such Demand Registration any other securities of the Company and other securities held by other security holders of the Company as the Company may in its discretion determine or be obligated to allow, in an amount, which together with the Registrable Securities included in such Demand Registration, shall not exceed the Maximum Number of Securities.

            (c) Holders shall be entitled to an aggregate of two (2) registrations of New Registrable Securities pursuant to this Section 3 (each, a "Demand for Registration") in addition to the Shelf Registration Statement pursuant to Section 2; provided that a registration requested pursuant to this
Section 3 shall not be deemed to have been effected for purposes of this Section

3(c) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 7(a), (iii) Holders of New Registrable Securities included in such registration have not, prior to the filing of the relevant Demand Registration Statement, withdrawn sufficient shares from such registration such that the remaining Holders requesting registration would not have been able to request registration under the provisions of Section 3, and (iv) the offering of New Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other order or requirement of the SEC prompted by act or omission of Holders of New Registrable Securities); provided, however, that if, as a result of the inclusion of Old Registrable Securities held by participating Old Piggy-Back Holders, the Participating Demand Holders are not able to register and sell at least two-thirds of the New Registrable Securities requested to be included in a Demand Registration, then such Demand Registration shall not be counted as one of the two Demands for Registration provided for pursuant to this
Section 3(c).

            (d) Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (i) more than two (2) Demand Registration Statements in any twelve-month period, (ii) any Demand Registration Statement within 180 days following the date of effectiveness of any other Registration Statement or (iii) any Demand Registration Statement within 90 days following the date of effectiveness of any other registration statement filed pursuant to the Old Registration Agreement or with respect to the sale of Common Stock by the Company (or such longer period of time as may be specified in an underwriting agreement relating to such registration statement).

            4. Piggy-Back Registration.

            (a) If the Company proposes to file on its behalf and/or on behalf of any holder of its securities (other than a Holder of New Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of Common Stock (a "Piggy-Back Registration"), it will give written notice to all Holders at least twenty (20) days before the initial filing with the SEC of such registration statement (a "Piggy-Back Registration Statement"), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of New Registrable Securities as such Holders may request.

            (b) Each Holder desiring to have New Registrable Securities registered under this Section 4 ("Participating Piggy-Back Holders") shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the amount of such New Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number or amount of New Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its reasonable best efforts to effect registration of such New Registrable Securities under the Securities Act.

            (c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by the Company would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 3 but replacing the term "Demand Registration" with "Piggy-Back Registration"), then:

            (i) in the event the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration, first, the securities the Company proposes to register and, second, the Registrable Securities of all Participating Piggy-Back Holders and participating Old Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which, together with the securities the Company proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such Participating Piggy-Back Holders and participating Old Piggy-Back Holders on a pro rata basis (based on the aggregate number of Registrable Securities requested by the Participating Piggy-Back Holders and participating Old Piggy-Back Holders to be included in the Piggy-Back Registration Statement); provided, however, that in no event may less than 25% of the Maximum Number of Securities be made available for the Participating Piggy-Back Holders;

            (ii) in the event any holder or holders of securities of the Company initiated the Piggy-Back Registration, the Company shall include in such Piggy-Back Registration, first, the securities such initiating security holder or holders propose to register, second, the Registrable Securities of all Participating Piggy-Back Holders and participating Old Piggy-Back Holders to be included in such Piggy-Back Registration, in an amount which together with the securities the initiating security holder or holders propose to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among the Participating Piggy-Back Holders and participating Old Piggy-Back Holders on a pro rata basis (based on the aggregate number of Registrable Securities requested by the Participating Piggy-Back Holders and participating Old Piggy-Back Holders to be included in the Piggy-Back Registration Statement) and, third, any securities the Company proposes to register, in an amount which together with the securities the initiating security holder or holders and the Participating Piggy-Back Holders and participating Old Piggy-Back Holders propose to register, shall not exceed the Maximum Number of Securities; provided, however, that in no event may less than 25% of the Maximum Number of Securities be made available for the Participating Piggy-Back Holders;

            (d) The Company will not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in paragraph (c) above.

            5. Termination of Registration Rights. The registration rights set forth in Sections 1, 2 and 3 above shall terminate upon the later of (i) the second anniversary of the Expiration Date (as defined in the Warrants) and (ii) three (3) months after the date Purchaser ceases to be an "Affiliate" of the Company pursuant to Rule 144 of the Securities Act.

            6. Blackout Periods. The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Sections 3 and 4 hereof or suspend sales under any Shelf Registration Statement filed hereunder during no more than three (3) periods aggregating to not more than 90 days in any twelve-month period (a "Blackout Period") in the event that
(i) the Company would, in accordance with the advice of its counsel, be required to disclose in the Prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the reasonable judgment of the Company's Board of Directors, (a) there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company or (b) there is a reasonable likelihood that such disclosure would materially and adversely affect or interfere with the best interests of the Company or its shareholders and such disclosure relates to material legal and regulatory developments; provided, however, that the Company shall delay during such Blackout Period the filing or effectiveness of, or suspend sales under, any Registration Statement required pursuant to the registration rights of the holders of any other securities of the Company. The Company shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. Notwithstanding anything else herein to the contrary, the Company shall not be required to disclose to the Holders any of the facts or circumstances regarding material non-public information giving rise to any Blackout Period. The Holders agree that, as a condition to their rights under this Agreement, they will treat all notices of proposed registrations and all information relating to any Blackout Periods with the strictest confidence and will not disseminate such information.

            7. Registration Procedures. Except as otherwise provided herein, if the Company is required by the provisions of Section 2, 3 or 4 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the SEC a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such securities by the holders thereof but not to exceed 30 days (except with respect to a Shelf Registration Statement which shall remain effective during the Effective Period); provided, however, that before filing such Registration Statement or any amendments or supplements thereto (for purposes of this subsection, amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange
Act), the Company shall furnish the representatives of the Holders referred to in Section 7(m) copies of all documents proposed to be filed, which documents will be subject to the review and comment of such counsel. The Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such New Registrable Securities not being able to sell such New Registrable Securities during that period, unless such action is required under applicable law or by a regulatory authority with jurisdiction over the Company;

            (b) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be reasonably necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 30 days (except with respect to the Shelf Registration Statement, for which such period shall be the Effective Period);

            (c) furnish to such Holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), and of any Prospectus in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

            (d) use its reasonable best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided further that the Company shall not be required to qualify such New Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its New Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell New Registrable Securities in such jurisdiction unless such Holder agrees to do so), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

            (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3 or 4, if the method of distribution is by means of an underwriting, on the date that the shares of New Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such New Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of New Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such New Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the New Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such New Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement (except with respect to financial statements audited by Arthur Andersen LLP) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than five (5) Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the New Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

            (f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such New Registrable Securities;

            (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which New Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

            (h) use its reasonable best efforts to cause all such New Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

            (i) give written notice to the Holders:

                 (i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

                 (ii) of any request by the SEC for amendments or supplements to such Registration Statement or for additional information;

                 (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                 (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common

      Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

            (v) of the existence of any fact that results in: (A) the Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the Prospectus containing an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);

            (j) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

            (k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

            (l) upon the occurrence of any event contemplated by Section 7(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Holders, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 7(i)(v) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Holders shall suspend use of such Prospectus and use their reasonable best efforts to return to the Company all copies of such Prospectus (at the Company's expense) other than permanent file copies then in such Holder's possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented Prospectus pursuant to this Section 7(l);

            (m) make reasonably available for inspection by representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; and

            (n) use its reasonable best efforts to procure the cooperation of the Company's transfer agent in settling any offering or sale of New Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

            It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the New Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the New Registrable Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

            8. Expenses. All expenses incurred in connection with each registration pursuant to Sections 2, 3 and 4 of this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incidental to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company and the reasonable documented fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the New Registrable Securities being registered), shall be paid by the Company.

            9. Rule 144 Information.

            (a) At all times after ninety (90) days after any Registration Statement covering securities of the Company shall have become effective, the Company agrees to:

            (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

            (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

            (b) At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide, upon the written request of any Holder of New Registrable Securities in written form (as promptly as practicable and in any event within 15 Business
Days), to any prospective buyer of such stock designated by such Holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the SEC under the Securities Act.

            10. Indemnification and Contribution.

            (a) The Company shall indemnify and hold harmless each Holder, such Holder's directors and officers, each person who participates in the offering of such New Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, participating person or controlling person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

            (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each Holder hereunder shall be limited to the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

            (c) If the indemnification provided for in this Section 10 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the initial offering of the Securities on the one hand and the net proceeds received by the Holders from the sale of Securities on the other.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (d) Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as provided above, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

            (e) The agreements contained in this Section 10 shall survive the transfer of the Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

            11. Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such New Registrable Securities shall fail to furnish to the Company necessary information in respect of the distribution of such New Registrable Securities, or (ii) if such registration involves an underwritten offering, such New Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.

            12. Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority-in-interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to the Holders hereunder unless the Company shall also give such rights to the Holders hereunder.

            13. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities, which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

            14. Selection of Managing Underwriters. In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by the Company and shall be approved by the Holders of a majority of the shares being so registered, which approval shall not be unreasonably withheld or delayed, provided (i) that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of New Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of New Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the New Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the lead underwriter. Subject to the foregoing, all Holders proposing to distribute New Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Subject to the provisions of Section 9(b), if any Holder of New Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its New Registrable Securities by written notice to the Company, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration.

            15. Miscellaneous.

            (a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            (b) Amendments and Waivers; Assignment. (i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and a majority in interest of the Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that waiver by the Holders shall require the consent of a majority in interest of the Holders.

            (i) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (c) Notice Generally. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

            (i) If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

            (ii) If to the Company, at:

                 1776 W. March Lane, Suite 250
                 Stockton, CA  95207
                 Facsimile:  (209) 926-4444

                 with a copy to:

                 Jenner & Block LLC
                 One IBM Plaza
                 Chicago, Illinois  60612
                 Attention:  Michael T. Wolf
                 Facsimile:  (312) 840-7306

or at such other address as may be substituted by notice given as herein provided.

            (d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights of any Holder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Sections 3, 4 and 10, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

            (e) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

            (f) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            (i) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

            (ii) Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 15(c) shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

            (g) Severability. If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

            (h) Entire Agreement. This Agreement, the Purchase Agreement, the Note, the Warrants and the Security Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            (i) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                        [SIGNATURE APPEARS ON NEXT PAGE]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          PAC-WEST TELECOMM, INC.


                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:


                                          DEUTSCHE BANK AG - LONDON,
                                          BY DB ADVISORS, LLC AS INVESTMENT
                                          ADVISOR


                                          By:
                                             ----------------------------------
                                              Name:
                                              Title:

                                    EXHIBIT D

                  FORM OF GUARANTY AND SECURITY AGREEMENT

                         GUARANTY AND SECURITY AGREEMENT

                            Dated October ____, 2003

                                     Between

                             PAC-WEST TELECOMM, INC.

                                   as Grantor

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                               as Collateral Agent

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----
Section 1.  Certain Defined Terms.........................................     2

Section 2.  Guaranty......................................................     9

Section 3.  Grant of Security.............................................    14

Section 4.  Security for Obligations......................................    17

Section 5.  Grantors Remain Liable........................................    17

Section 6.  Delivery and Control of Security Collateral...................    18

Section 7.  Maintaining the Account Collateral............................    19

Section 8.  Representations and Warranties................................    21

Section 9.  Affirmative Covenants.........................................    23

Section 10. Negative Covenants............................................    25

Section 11. Further Assurances............................................    27

Section 12. Insurance.....................................................    28

Section 13. Post-Closing Changes; Bailees; Collections on Assigned
            Agreements, Receivables and Related Contracts ................    29

Section 14. As to Intellectual Property Collateral........................    30

Section 15. Voting Rights; Dividends; Etc.................................    31

Section 16. Additional Shares.............................................    32

Section 17. The Collateral Agent -Authorization and Action................    32

Section 18. Collateral Agent Appointed Attorney-in-Fact...................    33

Section 19. Collateral Agent May Perform..................................    33

Section 20. The Collateral Agent's Duties ................................    33

Section 21. Remedies......................................................    35

Section 22. Indemnity and Expenses........................................    38

Section 23. Amendments; Waivers; Additional Grantors; Etc.................    38

Section 24. Notices, Etc..................................................    39

Section 25. Continuing Security Interest; Assignments under the
            Credit Agreement .............................................    39

Section 26. Termination...................................................    39

Section 27. Execution in Counterparts.....................................    39

Section 28. Governing Law.................................................    40

Section 29. Jurisdiction, Etc.............................................    40

Section 30. Waiver of Jury Trial..........................................    41

Schedules I    -    Location, Chief Executive Office, Type Of Organization,
                    Jurisdiction Of Organization And Organizational
                    Identification Number
Schedule II    -    Pledged Equity
Schedule III   -    Locations of Equipment and Inventory
Schedule IV    -    Changes in Name, Location, Etc.
Schedule V     -    Patents, Trademarks and Trade Names, Copyrights and IP
                    Agreements
Schedule VI    -    Account Collateral

Exhibits

Exhibit A      -    Form of Security Agreement Supplement
Exhibit B      -    Form of Guaranty Supplement

Exhibit C      -    Form of Account Control Agreement (Deposit Account/Securities
                    Account)
Exhibit D      -    Form of Intellectual Property Security Agreement
Exhibit E      -    Form of Intellectual Property Security Agreement Supplement

                         GUARANTY AND SECURITY AGREEMENT

            GUARANTY AND SECURITY AGREEMENT dated October __, 2003 made by Pac-West Telecomm, Inc., a California corporation (the "BORROWER"), the other Persons listed on the signature pages hereof, the Additional Guarantors (as defined in Section 2) and the Additional Grantors (as defined in Section 23) (the Persons so listed, the Additional Guarantors and the Additional Grantors (but not the Borrower) being, collectively, the "GUARANTORS" and, together with the Borrower, the "GRANTORS"), to Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the "COLLATERAL AGENT") for Deutsche Bank AG - London, acting through DB Advisors, LLC ("DB") and each of its permitted successors, transferees and assigns (collectively with DB, the "LENDERS").

            PRELIMINARY STATEMENTS.

            (1) The Borrower has issued its Senior Secured Promissory Note, dated October ___, 2003 made payable to DB in the principal amount of $40,000,000 (said Note, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "NOTE" and, together with this Agreement and each supplement hereto, the "LOAN DOCUMENTS").

            (2) The Borrower has also (a) issued a Warrant to Purchase Shares of Common Stock to DB dated as of October ___, 2003 (the "WARRANT"), (b) entered into a Note and Warrant Purchase Agreement, dated as of October ___, 2003 with DB (the "PURCHASE AGREEMENT") and (c) entered into a Registration Rights Agreement, dated as of October ___, 2003 with DB (the "REGISTRATION RIGHTS AGREEMENT" and, together with the Warrant, the Purchase Agreement, this Agreement and the Note, the "INVESTMENT DOCUMENTS").

            (3) Pursuant to the Note, the Grantors are entering into this Agreement in order to guarantee the obligations of the Borrower under the Note and in order to grant to the Collateral Agent for the benefit of the Lenders a security interest in the Collateral (as hereinafter defined).

            (4) Each Grantor is the owner of the shares of stock or other Equity Interests (the "INITIAL PLEDGED EQUITY") set forth opposite such Grantor's name on and as otherwise described in Schedule II hereto and issued by the Subsidiaries named therein.

            (5) The Borrower has opened deposit accounts (the "DEPOSIT ACCOUNTS") with banks, in the name of the Borrower and subject to the terms of this Agreement, as described in Schedule VI hereto.

            (6) It is a condition precedent to the purchase of the Note by DB that the Grantors shall have made the guarantees and granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

            (7) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Note and the other Investment Documents.

            (8) Terms defined in the Purchase Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Purchase Agreement. Further, unless otherwise defined in this Agreement or in the Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or
9. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

            NOW, THEREFORE, in consideration of the premises and in order to induce DB to purchase the Note, each Grantor hereby agrees with the Collateral Agent for the benefit of the Lenders as follows:

            Section 1. Certain Defined Terms

            As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "BANKRUPTCY PROCEEDING" means any proceeding of the type referred to in clause (f) of the definition of "Event of Default" or Title 11, United States Code, or any similar foreign, federal or state law for the relief of debtors.

            "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "CONFIDENTIAL INFORMATION" means information that any Grantor furnishes to any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by any Lender Party of its obligations hereunder or that is or becomes available to such Lender Party from a source other than the Grantors that is not, to the best of such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Grantor.

             "DEBT" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (excluding trade debt), (c) all Obligations of such Person for the payment of money evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person for the payment of money created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person for the payment of money as lessee under Capitalized Leases,
      (f) all Obligations of such Person for the payment of money under acceptance, letter of credit or similar facilities, (g) all monetary Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity

      Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, (h) all Obligations of such Person for the payment of money in respect of hedge agreements, (i) all contingent Obligations of such Person for the payment of money and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
      by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

            "DEFAULT" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "EVENT OF DEFAULT" means any of the following:

                  (a) (i) the Borrower shall fail to pay any principal under the
            Note when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest under the Note within three Business Days after the same becomes due and payable, it being agreed that such payment maybe made in kind as provided in the Note, or (iii) any Grantor shall fail to make any other payment under any Loan Document, in each case under this clause (iii) within five Business Days after demand therefor by the Collateral Agent; or

                  (b) any representation or warranty made by any Grantor (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 9(c) or (e) or Section 10 (other than Section 10(a)); or

                  (d) any Grantor shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer of the Borrower becomes aware of such failure or
            (ii) written notice thereof shall have been given to the Borrower by any Lender Party; or

                  (e) any Grantor or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Grantor or such Subsidiary (as the case may be) that is outstanding in a principal amount of at least $[10,000,000] either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) but after giving effect to all applicable grace periods therefor; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Grantor or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Grantor or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Grantor or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $[20,000,000] (which are not covered by insurance) shall be rendered against any Grantor or any of its Subsidiaries and there shall be any period of 10 consecutive days during which either such judgment remains unpaid or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered
            against any Grantor or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which such judgment remains unsatisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any material provision of the Note shall for any reason cease to be valid and binding on or enforceable against any Grantor party to it, or any such Grantor shall so state in writing; or

                  (j) this Agreement or any financing statement filed pursuant hereto shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in an material portion of the Collateral purported to be covered thereby, except with respect to Liens incurred with respect to a Permitted Facility or as otherwise permitted hereunder; or

                  (k) a default shall have occurred and be continuing beyond the applicable grace period under the Warrant, the Registration Rights Agreement or the Note Purchase Agreement, the result of which, in the reasonable opinion of the Majority Lenders, could reasonably be expected to have a Material Adverse Effect.

            "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "GAAP" means generally accepted accounting principles applied in the United States.

            "LENDER PARTIES" means the Collateral Agent and the Lenders.

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "MAJORITY LENDERS" means, at any time, Lenders owed or holding at least 66 2/3% of the principal outstanding under the Note at such time.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Grantors taken as a whole, (b) the material rights and remedies, taken as a whole, of the Collateral Agent or the Lenders under any Investment Document or (c) the ability of any Grantor to perform its material Obligations, taken as a whole, under any Investment Document to which it is or is to be a party, provided, however, that the term "Material Adverse Effect" shall not include (a) any circumstance, change or effect that arises out of or is attributable to (i) any change in the market for the Common Stock, including, without limitation, changes in the market price or liquidity or (ii) general economic conditions affecting the United States and California economy generally, (b) any other circumstance, change or effect set forth in Section 1.01 of the Disclosure Schedule to the Purchase Agreement or disclosed in other sections of the Disclosure Schedule to the Purchase Agreement such that the Purchaser shall have been reasonably notified of such circumstance, change or effect or (c) any circumstance, change or effect disclosed in the Borrower's SEC Reports.

            "MATERIAL SUBSIDIARY" means, at any time, a Subsidiary of the Borrower having assets in an amount equal to at least 5% of the amount of total consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or revenues or net income in an amount equal to at least 5% of the amount of total consolidated revenues or net income of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower.

            "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in clause (f) of the definition of "Event of Default." Without limiting the generality of the foregoing, the Obligations of any Grantor under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Grantor under any Loan Document and (b) the obligation of such Grantor to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Grantor.

            "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PERMITTED ACQUISITION" means the acquisition of the stock, other equity interest or assets of any other Person (or of any remaining interest in any less than wholly-owned affiliate), either directly or indirectly, by way of merger, consolidation, amalgamation acquisition or otherwise and for cash, stock or Debt (including deferred or contingent
      Debt), by any Grantor or its Subsidiaries which has been approved by the board of directors (or the equivalent body) of such Grantor or such Subsidiary and the consummation of which would not cause a Default or Event of Default hereunder or under any of the other Loan Documents (other than pursuant to a provision purporting to prohibit the acquisition of stock, equity interests or assets of any other Person, if any).

            "PERMITTED COLLATERAL LIENS" means Permitted Liens described in clauses (i), [(v)] (xi) and (xiii) of the definition thereof and in existence on the date hereof; purchase money Liens described in clause
      (xii) of the definition of "Permitted Liens"; and (c) Liens securing real estate taxes that by operation of law have priority over the Liens created pursuant to this Agreement.

            "PERMITTED FACILITY" shall mean a revolving credit facility or an asset securitization facility, provided that the total amount of Debt under such facility is less than or equal to the greater of (a) $10,000,000 and (b) 70% of the aggregate outstanding balance of the Grantors' account receivables and provided, further that in no case shall the total amount of Debt under such facility be greater than $25,000,000.

            "PERMITTED LIENS" means:

                  (i) statutory Liens of landlords, carriers, warehousemen,
            processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained on the applicable Grantor's financial statements;

                  (ii) Liens for taxes, fees, assessments and other governmental charges (A) which are not yet due or declared to be due by the governmental authority thereunder or (B) which are being contested in good faith and by appropriate proceedings and for which adequate reserves arc being maintained on the applicable Grantor's books and records;

                  (iii) Liens consisting of pledges or deposits required in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation or securing liability to insurance carriers in respect of deductibles;

                  (iv) Liens (including pledges or deposits) to secure the
            performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

                  (v) Liens consisting of the interest of the lessee under any lease or sublease granted to others by any Grantor in its ordinary course of business; provided that such Liens attach only to the assets subject to such lease or sublease;

                  (vi) customary rights of setoff, revocation, refund or
            chargeback under deposit agreements or under the UCC of banks or other financial institutions where any Grantor maintains deposits in the ordinary course of business, except to the extent waived under any Account Control Agreement;

                  (vii) Liens arising from the granting of a license to any
            Person in the ordinary course of business of a Grantor; provided that such Liens attach only to the assets subject to such license and the granting of such license is permitted hereunder;

                  (viii) Liens attaching to cash earnest money deposits made by a Grantor or its Subsidiaries in connection with any letter of intent or purchase agreement pursuant to a Permitted Acquisition;

                  (ix) Liens or security interests in favor of the Lender
            Parties granted pursuant to or in connection with the Loan Documents or the Investment Documents;

                  (x) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

                  (xi) zoning restrictions and easements, licenses, covenants, encroachments and other restrictions affecting the use of the Grantor's and its Subsidiaries' real property that do not individually, or in the aggregate have a material adverse effect on the market value thereof or on the Grantors' or their Subsidiaries' ability to use such real property for its intended purpose in connection with its business;

                  (xii) Liens securing Debt (including Capitalized Leases)
            incurred by the Borrower and/or its Subsidiaries to finance the purchase, lease or improvement of real property or equipment that is used or useful in the business of the Borrower or such Subsidiary; provided the aggregate principal amount of such the principal amount of such Debt secured by such Liens permitted pursuant to this clause
            (xii) shall not exceed [$_________] at any time outstanding;

                  (xiii) Liens existing as of the date of this Agreement and securing existing Indebtedness, as listed on Schedule ____, and/or refinancings thereof;

                  (xiv) Liens on property of a Person existing at the time such
            Person is merged into or consolidated with any Grantor or becomes a Subsidiary of any Grantor; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with such Grantor or acquired by such Grantor;

                  (xv) Liens on Receivables to secure Permitted Facility,
            provided that the Collateral Agent for the benefit of the Lenders shall have a second priority Lien in any such Receivables, which shall be subordinated in all respects and under all circumstances to the lien thereof in favor of the lender under the Permitted Facility.

            "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers, directors, managing members or general partners of such Person.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            Section 2. Guaranty

            (a) Guaranty; Limitation of Liability. (i) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Grantor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by any Lender Party in enforcing any rights with respect to the guaranty set forth in this Agreement (this "GUARANTY") or with respect to any Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Grantor to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Grantor.

            (ii) Each Guarantor, and by its acceptance of this Guaranty, each Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Proceeding, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, each Lender Party and each Guarantor hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

            (iii) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law and clause (ii) above, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

            (b) Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Grantor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Grantor or whether the Borrower or any other Grantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Grantor under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

            (iii) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Grantor under the Loan Documents or any other assets of any Grantor or any of its Subsidiaries;

            (v) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries;

            (vi) any failure of any Lender Party to disclose to any Grantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor now or hereafter known to such Lender Party (each Guarantor waiving any duty on the part of the Lender Parties to disclose such information);

            (vii) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

            (viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender Party that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety.

            This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Grantor or otherwise, all as though such payment had not been made.

            (b) Waivers and Acknowledgments. (i) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any Collateral.

            (ii) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (iii) Each Guarantor hereby unconditionally and irrevocably waives
      (A) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Grantors, any other guarantor or any other Person or any Collateral and (B) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

            (iv) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of either Lender Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Grantor or any of its Subsidiaries now or hereafter known by such Lender Party.

            (v) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2(b) and this Section 2(c) are knowingly made in contemplation of such benefits.

            (d) Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Grantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other

Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of either Lender Party against the Borrower, any other Grantor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Grantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) and all other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of the Lender Parties and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to either Lender Party of all or any part of the Guaranteed Obligations and (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, the Lender Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

            (e) Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit B hereto (each, a "GUARANTY SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor and (ii) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

            (f) Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Grantor (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) to the extent and in the manner hereinafter set forth in this Section 2(f):

            (i) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Proceeding relating to any other Grantor), each Guarantor may receive regularly scheduled payments from any other Grantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default

      (including the commencement and continuation of any proceeding under any Bankruptcy Proceeding relating to any other Grantor), however, unless the Lender otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

            (ii) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Proceeding relating to any other Grantor, each Guarantor agrees that the Lender Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Proceeding, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

            (iii) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Proceeding relating to any other Grantor), each Guarantor shall, if the Collateral Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Collateral Agent and deliver such payments to the Collateral Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

            (iv) Collateral Agent Authorization. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Proceeding relating to any other Grantor), the Collateral Agent, in accordance with the direction of the Majority Lenders, is authorized and empowered (but without any obligation to so do), (A) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) (including any and all Post Petition Interest), and (B) to require each Guarantor (x) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (y) to pay any amounts received on such obligations to the Collateral Agent for application to the Guaranteed Obligations (other than unmatured contingent Obligations for indemnification) (including any and all Post Petition Interest).

            (g) Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) be binding upon each Guarantor, its successors and assigns and
(iii) inure to the benefit of, and be enforceable by the the Collateral Agent for the benefit of the Lenders, and their permitted successors, transferees and assigns. Without limiting the generality of clause (iii) of the immediately preceding sentence, the Lenders may assign or otherwise transfer all or any portion of their beneficial rights and obligations under this Agreement to any other Person in accordance with Section 26 and the Note, and such other Person shall thereupon become vested with all the benefits, limitations, duties, indemnities and obligations (including the appointment of the Collateral Agent as its agent hereunder) in respect thereof of such assignor Lender Party hereunder, under the Note, the Investment Documents or otherwise. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Collateral Agent, except as permitted pursuant to the Note.

            Section 3. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of each Lender, a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

            (a) all equipment in all of its forms and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the "EQUIPMENT");

            (b) all inventory in all of its forms (any and all such property being the "INVENTORY");

            (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause
      (d), (e) or (f) below, being the "RECEIVABLES", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the "RELATED CONTRACTS");

            (d) the following (the "SECURITY COLLATERAL"):

                  (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

                  (ii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "PLEDGED EQUITY"), and the certificates, if any, representing such additional shares or other Equity

            Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

                  (iii) all indebtedness from time to time owed to such Grantor
            (the "PLEDGED DEBT") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;;

                  (iv) all other investment property (including, without
            limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts,
            (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto;

            (e) the IP Agreements (as hereinafter defined) in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements,
      (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements,
      (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "AGREEMENT COLLATERAL");

            (f) the following (collectively, the "ACCOUNT COLLATERAL"):

                  (i) the Deposit Accounts and all funds and financial assets from time to time credited thereto, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Deposit Accounts;

                  (ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

                  (iii) all interest, dividends, distributions, cash,
            instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

            (g) the following (collectively, the "INTELLECTUAL PROPERTY COLLATERAL"):

                  (i) all patents and patent applications ("PATENTS"), all
            trademarks, service marks, domain names, trade dress and other source identifiers (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("TRADEMARKS"), all copyrights ("COPYRIGHTS"), all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files) ("COMPUTER SOFTWARE") and all confidential and proprietary information ("TRADE SECRETS"), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works (collectively, "INTELLECTUAL PROPERTY");

                  (ii) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in
            Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit G hereto (an "IP SECURITY AGREEMENT SUPPLEMENT") executed by such Grantor to the Collateral Agent from time to time);

                  (iii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

                  (iv) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule V hereto ("IP AGREEMENTS"); and

                  (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

                  (h) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

                  (i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses
         (a) through (h) of this Section 1 and this clause (j)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and
         (C) cash.

            The term Collateral (or any component definition thereof, such as Initial Pledged Equity, Pledged Equity, Security Collateral, IP Agreements, Intellectual Property Collateral, etc.) shall in no event include (i) any rights under any contract, license or other agreement or any Receivable or Intellectual Property Collateral, in each case to the extent (and only to the extent) the grant of a security interest pursuant to this Agreement and/or the other Loan Documents (1) would invalidate the underlying rights of such Grantor in such contract, license, other agreement, Receivable or Intellectual Property Collateral (2) is prohibited by such contract, license, agreement, Receivable or Intellectual Property Collateral without the consent of any other party thereto,
(3) would give any other party to such contract, license, agreement, Receivable or Intellectual Property Collateral the right to terminate its obligations thereunder, or (4) is not permitted without consent, unless in each case, all necessary consents to such grant of a security interest have been obtained from the other parties thereto; provided, however, that nothing herein shall be intended to limit the affect of 9-406 of the UCC or otherwise limit or restrict the conveyance by the Grantors of any rights under any such contracts, licenses, agreements, Receivable or Intellectual Property to the extent which would not be violative of the restrictive terms thereof; (ii) any assets of, or any Equity Interest in excess of 65% of, the issued and outstanding Equity Interests of any direct Subsidiary of any Grantor, which Subsidiary is organized under the laws of any country other than the United States of America; or (iii) any assets of, or Equity Interest of, any Subsidiary of any other Subsidiary, each of which are organized under the laws of any country other than the United States. Notwithstanding the foregoing, the Grantors agree to use reasonable efforts to obtain such consents as may be required to the grant of a security interest under this Agreement with respect to the property described in clauses (1) through (4) above, unless such property is not, in the reasonable opinion of the Collateral Agent, material.

            Section 4. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "SECURED OBLIGATIONS").

            Section 5. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Lender Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Lender Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            Section 6. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Pledged Equity or other Security Collateral which individually or in the aggregate has a value of $[250,000] or more, shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 15(a).

            (b) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof, at such Grantor's election, either
(i) register the Collateral Agent for the benefit of the Lenders as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

            (c) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement in which the Collateral Agent is not the entitlement holder, such Grantor will cause the securities intermediary with respect to such security entitlement to, at such Grantor's option, either (i) identify in its records the Collateral Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Collateral Agent, who shall act at the direction of the Lender, without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit D hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (such agreement being a "SECURITIES ACCOUNT CONTROL AGREEMENT").

            (d) With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in an authenticated record with such Grantor and the Collateral Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent, who shall act at the direction of the Lender, without further consent of such Grantor.

      (e) Notwithstanding any other provision of this Section 6, it is agreed that other than upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall not issue any instructions with respect to the Securities Accounts or other Security Collateral and hereby authorizes and consents to the giving of all instructions and taking of all other actions with respect to the Securities Accounts and the Security Collateral by the Grantors until such occurrence or, with respect to Security Collateral subject to a Securities Account Control Agreement, receipt of notice by the Securities Intermediary thereunder in accordance with the terms thereof.

      (f) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 6 in order to perfect the security interest granted hereunder in such Collateral.

      (g)Upon the request of the Collateral Agent, such Grantor will notify each issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder; provided that other than after the occurrence and during the continuance of an Event of Default, the Collateral Agent will not require any such notification be given to the issuer of any Pledged Debt that is not a Grantor or a Subsidiary thereof.

            Section 7. Maintaining the Account Collateral. So long as any Obligation of any Grantor under any Loan Document shall remain unpaid:

            (a) Each Grantor will maintain all Account Collateral only with the Collateral Agent or with banks (the "PLEDGED ACCOUNT BANKS") that have agreed, in a record authenticated by the Grantor, the Collateral Agent and the Pledged Account Banks, to (i) comply with instructions originated by the Collateral Agent, who shall act at the direction of the Majority Lenders, directing the disposition of funds in the Account Collateral without the further consent of the Grantor (it being agreed that other than upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall not issue any such instructions and hereby authorizes and consents to the giving of all instructions and taking of all other actions with respect to the Account Collateral by the Grantors until receipt of notice by the applicable Pledged Account Bank under the applicable Account Control Agreement (as defined below) in accordance with the terms thereof) and (ii) waive or subordinate in favor of the Collateral Agent all claims of the Pledged Account Banks (including, without limitation, claims by way of a security interest, lien or right of setoff or right of recoupment) to the Account Collateral (except for claims for its fees and charges relating to the applicable Deposit Account or for assets deposited into the applicable Deposit Account returned unpaid for any reason, and as otherwise agreed to by the Collateral Agent), which authenticated record shall be substantially in the form of Exhibit B hereto, or shall otherwise be in form and substance satisfactory to the Collateral Agent (the "ACCOUNT CONTROL AGREEMENT"); it being agreed that in connection with the Grantors' entering into a Permitted Facility, the Collateral Agent shall subordinate its security interest to that of the lenders under such facility to the extent that the assets held in the applicable Deposit Account constitute proceeds of the Receivables subject to a first priority security interest in favor of such lenders.

            (b) Each Grantor will, within two Business Days of receipt thereof,
      (i) remit all payments made to it by each Person obligated at any time to make any payment to such Grantor on account of Receivables owing by such Person (an "OBLIGOR") to a Deposit Account and (ii) deposit in a Deposit Account, at the end of each Business Day, all proceeds of Collateral and all other cash of such Grantor available for deposit at such time.

            (c) Each Grantor agrees that it will not add any bank that maintains a deposit account for such Grantor or open any new deposit account with any then existing Pledged Account Bank unless (i) the Collateral Agent shall have received at least 10 days' prior written notice of such additional bank or such new deposit account and (ii) the Collateral Agent shall have received, in the case of a bank or Pledged Account Bank that is not the Collateral Agent, an Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new deposit account (and, upon the receipt by the Collateral Agent of such Account Control Agreement or supplement, Schedule VI hereto shall be automatically amended to include such Deposit Account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any Account Collateral, except that the Grantor may terminate a Deposit Account, and terminate a bank as a Pledged Account Bank with respect to such Deposit Account, if it gives the Collateral Agent at least 10 days' prior written notice of such termination (and, upon such termination, Schedule VI hereto shall be automatically amended to delete such Pledged Account Bank and Deposit Account).

            (d) Upon any termination by a Grantor of any Deposit Account by such Grantor, or any Pledged Account Bank with respect thereto, such Grantor will immediately (i) transfer all funds and property held in such terminated Deposit Account (other than an amount reasonably estimated to cover the balance of any outstanding checks, reserves for returned items and the reasonable fees of the applicable Pledged Account Bank) to another Deposit Account listed in Schedule VI and (ii) notify all Obligors that were making payments to such Deposit Account to make all future payments to another Deposit Account listed in Schedule VI hereto, in each case so that the Collateral Agent shall have a continuously perfected security interest in such Account Collateral, funds and property (other than such amount as is not required to be transferred referred to above).

            (e) The Collateral Agent shall have sole right to direct the disposition of funds with respect to each of the Deposit Accounts; and it shall be a term and condition of each of the Deposit Accounts, notwithstanding any term or condition to the contrary in any other agreement relating to the Deposit Accounts that no amount (including, without limitation, interest on other assets credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Deposit Accounts other than with the consent of the Collateral Agent; it being agreed that the Collateral Agent hereby authorizes and consents to the giving of all instructions, making of withdrawals and taking of all other actions with respect to the Deposit Accounts and the Account Collateral by the Grantors, and the Collateral Agent shall take no such actions, until the occurrence and during the continuance of an Event of Default and receipt of notice by the applicable Pledged Account Bank from the Collateral Agent under the applicable Account Control Agreement (as defined below) in accordance with the terms thereof.

            (f) The Collateral Agent may, at any time and without notice to, or consent from, the Grantor transfer, or direct the transfer of, funds from the Account Collateral to satisfy the Grantor's obligations under the Loan Documents if an Event of Default shall have occurred and be continuing.

            Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:

            (a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule 1 hereto. Such Grantor has only the trade names, domain names and marks listed on Schedule V hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all respects. Such Grantor has not, within the last five years, changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule IV hereto.

            (b) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule III hereto. Within the 5 years preceding the execution of this Agreement, such Grantor has not previously changed the location of its Equipment and Inventory except as set forth in Schedule IV hereto. All Security Collateral consisting of Pledged Equity and other Security Collateral consisting of certificated securities and instruments and having a value, individually or in the aggregate, of $[250,000] or more, have been delivered to the Collateral Agent. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument having a face value, individually or in aggregate in excess of $[250,000] that has not been delivered to the Collateral Agent.

            (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in connection with Permitted Collateral Liens.

            (d) The Pledged Equity pledged by such Grantor hereunder is fully paid and non-assessable. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest and that such Pledged Equity has been duly authorized and validly issued.

            (e) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

            (f) Such Grantor has no deposit accounts, other than the Account Collateral listed on Schedule VI hereto, as such Schedule VI may be amended from time to time pursuant to Section 7(d).

            (g) All filings and other actions required to be made by the Grantors pursuant to the terms hereof (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104 and 9-106 of the UCC and Section 16 of UETA and (B) actions necessary to perfect the Collateral Agent's security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect (other than the filing of UCC financing statements which shall be done by the Collateral Agent), and this Agreement creates in favor of the Collateral Agent as of the Closing Date for the benefit of the Lenders a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations (subject to Permitted Collateral Liens).

            (h) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including, where applicable, the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, the recordation of the Intellectual Property Security Agreements referred to in Section 14(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the actions described in Section 6 with respect to Security Collateral and Account Collateral, which actions described in
      Section 6 have been taken and are in full force and effect, or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally and except where the failure to have obtained any such authorization or approval or given such notice or taken such action could not reasonably be expected to have a Material Adverse Effect.

            (i) As to itself and its Intellectual Property Collateral:

                  (i) The Intellectual Property Collateral set forth on Schedule
            V hereto includes (A) all material IP Agreements to which such Grantor is a party, (B) patents, patent applications and any registrations or applications for registration of any Intellectual Property owned by Grantor (collectively, and together with any of the foregoing in After-Acquired Intellectual Property, "Registered IP"), and (C) all material Intellectual Property owned by Grantor. Each such IP Agreement is in effect, such Grantor has not received any notice of termination and no breach or default which could subject such IP Agreement to termination has been committed by Grantor, in either case, where such termination could reasonably be expect to result in a Material Adverse Effect. To the knowledge of such Grantor, the Intellectual Property owned by third parties and used by such Grantor pursuant to an IP Agreement is valid and enforceable and no actions are pending or have been threatened that could restrict or deny Grantor's right to use such Intellectual Property, where such denial could reasonably be expected to result in a Material Adverse Effect.

                  (ii) The Intellectual Property Collateral includes all
            Intellectual Property and IP Agreements needed to conduct such Grantor's business as currently conducted. Such Grantor has the right to use all material Intellectual Property Collateral as currently used to conduct the business. The operation of such Grantor's business as currently conducted does not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party, except as would not have a Material Adverse Effect.

            (j) Such Grantor is not a beneficiary or assignee under any material letter of credit, owns no material commodities accounts, securities entitlements or uncertificated Pledged Equity, has no deposit account outside of the United States, has no commercial tort claims (as defined in Section 9-102(13) of the UCC), and is not owed any material intercompany or other material debt (other than Receivables and trade debt).

            Section 9. Affirmative Covenants

            So long as any Obligation of any Grantor under any Loan Document shall remain unpaid, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all federal and other material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien (other than a Permitted
Lien) resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Preservation of Corporate Existence, Etc. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, reserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises (other than, in each case, in connection with a merger, consolidation or amalgamation (i) of any Grantor (other than the Borrower) or any Subsidiary of any Grantor, with and into any Grantor, (ii) of any Subsidiary which is not a Grantor with and into any other such Subsidiary or (iii) of any entity that is not a Grantor or a Subsidiary of a Grantor with a Grantor, so long as the surviving entity is or becomes a Grantor); provided that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the loss thereof would not have a Material Adverse Effect.

            (d) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

            (e) Transactions with Affiliates. Except where failure to do so could not reasonably be expected to have a Material Adverse Effect, conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided that the Borrower and its Subsidiaries may (i) make loans and advances to its employees in respect of travel, relocation and educational expenses and allowances, (ii) make loans, advances and investments in, otherwise transfer assets to, or incur Debt to or for the account of, the Borrower or any Subsidiary that is, or concurrently therewith will become, a Grantor hereunder, in each case, not otherwise prohibited hereunder and (iii) make the payments permitted pursuant to Section 10(d).

            (f) Covenant to Guarantee Obligations and Give Security. Upon (x) the formation or acquisition of any new direct or indirect Material Subsidiary organized under the laws of the United States by any Grantor or (y) any direct or indirect Subsidiary of the Borrowerl organized under the laws of the United States that is not a Grantor becoming a Material Subsidiary (measured at the end of each fiscal quarter of the Borrower) or (z) the acquisition of any property by any Grantor, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected security interest in favor of the Collateral Agent for the benefit of the Lenders (and the Collateral Agent is entitled to a perfected security interest in such property pursuant to the terms hereof), then the Borrower shall, in each case at the Borrower's expense:

            (i) in connection with (x) or (y) above, within 10 days after such formation or acquisition, in the case of (x) and within 30 days of the end of the relevant fiscal quarter, in the case of (y), cause each such Subsidiary to duly execute and deliver to the Collateral Agent (1) a Guaranty Supplement, in the form of Exhibit B hereto, guaranteeing the other Grantors' obligations under the Loan Documents and (2) a security Agreement Supplement, in the form of Exhibit A hereto; and

            (ii) within 15 days after such formation or acquisition, in the case of (x) and within 30 days of the end of the relevant fiscal quarter, in the case of (y), duly execute and deliver such agreements and take such other actions (or cause such Subsidiaries to duly execute and deliver such agreements and take such other actions) as may be reasonably necessary or advisable, in the opinion of the Collateral Agent to vest in the Collateral Agent valid and subsisting Liens on the properties purported to be subject to the security documents delivered pursuant to this Section 10(f), securing payment of all the Obligations of the applicable Grantor.

            (g) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, in each case to the extent that failure to do so would be reasonably likely to have a Material Adverse Effect.

            (i) Default Notice. As soon as possible, and in any event within two Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence of each Default, Event of Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, deliver to the Collateral Agent a statement of the chief financial officer of the Borrower setting forth details of such Default, Event of Default or such other event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

            Section 10. Negative Covenants

            So long as any Obligation of any Grantor under any Loan Document shall remain unpaid, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its [Material] Subsidiaries to create, incur, assume or suffer to exist, any Lien (other than a Permitted Lien) on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its [Material] Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement (other than in respect of a Permitted Lien or that is invalid or ineffective) that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, other than in respect of a Permitted Lien.

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                  (i) Debt under the Loan Documents;

                  (ii) Debt existing as of the date of this Agreement and listed
            on Schedule     together with any refinancing or reinstatement
            thereof;

                  (iii) Debt owed to a Grantor; provided that, in each case
            where the aggregate amount of Debt owed by any Grantor to any other Grantor is equal to or greater than $[250,000], such Debt (x) shall constitute Pledged Debt, (y) shall be evidenced by promissory notes in form and substance satisfactory to the Collateral Agent and such promissory notes shall be pledged as security for the Obligations of the holder thereof under the Loan Documents and delivered to the Collateral Agent pursuant to the terms of this Agreement; and

                  (iv) additional Debt, provided that after giving effect to the incurrence of such Debt, the ratio of total consolidated Debt to stockholder equity of the Borrower and its Subsidiaries, in each case as determined in accordance with GAAP, is greater than or equal to 2.5:1.

            (c) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, other than (i) sales of outdated, obsolete, surplus or redundant assets and (ii) sales of Inventory in the ordinary course of business.

            (d) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests issued by it now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit any of its Material Subsidiaries to do any of the foregoing, or permit any of its Material Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower, except that
(i) the Borrower may declare and pay dividends and distributions payable only in common stock of the Borrower and (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Grantor of which it is a Subsidiary and (C) if it is a Grantor, accept capital contributions from its parent and (iii) the Borrower and any Subsidiary of the Borrower may purchase or redeem for cash the Equity Interests of any employee, officer or director upon the termination of any such Person's employment with the Grantors or any Subsidiary thereof to the extent required under any contract or agreement binding upon such Grantor or Subsidiary.

            (e) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Note in accordance with the terms thereof and (ii) the redemption of the Borrower's existing 13 1/2% Senior Notes Due 2009, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

            (f) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents in any manner that would be materially adverse to the rights of the Lender Parties under the Loan Documents.

            (g) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) fiscal year, in each case, if such change would be materially adverse to the rights of the Lender Parties under the Loan Documents.

            (h) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) as permitted under Section 10(a), (ii) agreements existing on the date hereof and listed on Schedule ___, and (iii) agreements binding upon property acquired in a Permitted Acquisition, provided that such restrictions on such property exist at the time of acquisition of such property and were not created in contemplation of such acquisition and do not extend to any assets other than those being acquired.

            Section 11. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the request of the Collateral Agent at the direction of the Majority Lenders at any time following the occurrence and during the continuance of an Event of Default, mark conspicuously, or segregate in an area marked conspicuously, each document included in Inventory, each chattel paper included in Receivables, each Related Contract, each Assigned Agreement and, at the request of the Collateral Agent, each of its records pertaining to such Collateral with a legend stating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) except to the extent not otherwise required pursuant to the terms hereof, if any such Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent hereunder such note or instrument, duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent; (iii) execute or authenticate and deliver to the Collateral Agent for filing such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) except to the extent not otherwise required pursuant to the terms hereof, deliver and pledge to the Collateral Agent for benefit of the Lenders certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) take all action reasonably necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, investment property and transferable records as provided in Sections 9-104 and 9-106 of the UCC; and (vi) deliver to the Collateral Agent, as soon as practicable after its request, evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect (to the extent required hereunder) and protect the security interest created by such Grantor under this Agreement has been taken.

            (b) Each Grantor hereby authorizes the Collateral Agent, to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

            (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

            Section 12. Insurance. (a) Each Grantor will, at its own expense, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor operates; it being acknowledged by the Lenders that the Grantors' current insurance coverage and carriers are currently sufficient for purposes of this covenant. Each policy of each Grantor for liability insurance shall name the Collateral Agent as an additional insured. Each property policy shall in addition (i) name the Collateral Agent as an additional insured party thereunder (without any representation or warranty by or obligation upon the Collateral Agent) and (ii) contain, including by way of loss payee indorsement, the agreement by the insurer (except to the extent otherwise consented to by the Collateral Agent) that (x) any loss thereunder shall be payable to the Collateral Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (y) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (z) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, if requested by the Collateral Agent upon the occurrence and during the continuance of an Event of Default, certificates of insurance from such Grantor's insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default and to the extent permitted under such policies, duly execute and deliver instruments of assignment of such insurance policies and cause the insurers to acknowledge notice of such assignment; provided that all payments thereunder will continue to be payable to the Grantors unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have delivered written notice to the contrary to the insurer.

            (b) Upon the occurrence and during the continuance of any Event of Default and after notice to such effect from the Collateral Agent to the insurer, all insurance payments shall be paid to the Collateral Agent and shall, in the Collateral Agent's sole discretion, (i) be released to the applicable Grantor or (ii) be held as additional Collateral hereunder or applied as specified in Section 21(c).

            Section 13. Post-Closing Changes; Bailees; Collections on Assigned Agreements, Receivables and Related Contracts. a. No Grantor will change its name, type of organization, jurisdiction of organization or organizational identification number from those set forth in Section 8(a) of this Agreement without first giving at least 10 Business Days' prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent, pursuant to instructions of the Majority Lenders, for the purpose of perfecting (to the extent required hereunder) or protecting the security interest granted by this Agreement. No Grantor will become bound by a security agreement (other than in connection with a Permitted Lien) authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Collateral Agent 10 Business Days' prior written notice thereof and taking all action required by the Collateral Agent to ensure that the perfection and first priority nature (in each case, to the extent required hereunder) of the Collateral Agent's security interest in the Collateral will be maintained. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours and on reasonably advance notice (and, if an Event of Default has occurred and is continuing, at the expense of the Borrower) to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

            (b) Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts, except where such Grantor has made a reasonable business determination with respect to specific assets that such efforts will not be productive. In connection with such collections, such Grantor may take (and, at the Collateral Agent's direction at any time during the continuance of an Event of Default, will take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence (and until the earlier of the waiver in writing of such Event of Default or the recission, if any, of such notice by the Collateral Agent), (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be either
(A) released to such Grantor on the terms set forth in Section 8 or (B) if any Default shall have occurred and be continuing, applied as provided in Section 21(c) and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement or Related Contract, release wholly or partly any Obligor thereof, or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.

            Section 14. As to Intellectual Property Collateral

            (a) Each Grantor agrees that should it obtain an ownership interest in any Intellectual Property that is not on the date hereof a part of the Intellectual Property Collateral ("AFTER-ACQUIRED INTELLECTUAL PROPERTY") or becomes a party to any IP Agreement (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Within twenty (20) days after the acquisition of any material After-Acquired Intellectual Property or any Registered IP, each Grantor shall give prompt written notice to the Collateral Agent identifying such After-Acquired Intellectual Property or Registered IP. For any such Registered IP, such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit G hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an "IP SECURITY AGREEMENT SUPPLEMENT") covering such Registered IP, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Registered IP.

            (b) With respect to each item of Registered IP, each Grantor agrees to take, at its expense, (i) all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to maintain the validity and enforceability of such Registered IP except where such Grantor has decided to let such Registered IP lapse and such lapse would not have a Material Adverse Effect, and (ii) all steps which it or the Collateral Agent reasonably deems necessary under the circumstances to preserve and protect each item of its Registered IP. With respect to Trademarks, each Grantor agrees to take, at its expense all steps which it or the Collateral Agent reasonably deems necessary to maintain the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality, except where failure to do so would not have a Material Adverse Effect. No Grantor shall discontinue use of or otherwise abandon any Registered IP or Trademarks, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

            (c) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any material Registered IP may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of such Registered IP, or
(ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any material item of the Registered IP or any material Trademarks.

            (d) In the event that any Grantor becomes aware that any item of the After-Acquired Intellectual Property is being materially infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent reasonably deems necessary under the circumstances to protect or enforce such After-Acquired Intellectual Property, except where the failure to do so would not have a Material Adverse Effect.

            (e) Each Grantor shall use proper statutory notice in connection with its use of each item of its Copyrights and Trademarks included in the After-Acquired Intellectual Property, except where the failure to do so would not have a Material Adverse Effect.

            Section 15. Voting Rights; Dividends; Etc. b) So long as no Event of Default shall have occurred and be continuing:

            (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided however, that such Grantor will not exercise or refrain from exercising any such right if such action would have a Material Adverse Effect.

            (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

                  (A) dividends, interest and other distributions paid or
            payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                  (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

                  (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall constitute Collateral hereunder.

            (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b) Upon the occurrence and during the continuance of an Event of
      Default:

            (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 15(a)(i) shall, upon notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 15(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall, at the direction of the Majority Lenders, thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

            (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 15(b) shall be received in trust for the benefit of the Collateral Agent and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

            (iii) Subject to the other provisions of this Agreement, the Collateral Agent shall be authorized to send to each Securities Intermediary or commodity intermediary as defined in and under any Securities Account Control Agreement or commodities account control agreement a Notice of Exclusive Control as defined in and under such agreement.

            Section 16. Additional Shares. Each Grantor agrees that it will pledge hereunder, immediately upon its acquisition thereof, any and all additional Equity Interests or other securities.

            Section 17. The Collateral Agent -Authorization and Action. Each Lender, by its acceptance of the security interest granted hereunder and by its acceptance of any rights or interest under the Note, hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are directed by the Majority Lenders. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Collateral Agent shall not be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law. The Collateral Agent agrees to give to the Lenders prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            [Notwithstanding any other provision of this Agreement, the Collateral Agent will take all actions hereunder, including, without limitation, issuing demands, directions, requests and consents and exercising all manner of discretion, on the direction of the Majority Lenders. For the avoidance of doubt, references to the "opinion," "discretion," "satisfaction" and

"agreement" of the Collateral Agent shall be deemed to mean references to the "opinion," "discretion," "satisfaction" and "agreement" of the Majority Lenders.] [SEWARD & KISSEL TO REVIEW]

            Section 18. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

            (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 12,

            (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

            (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

            Section 19. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein after notice thereof from the Collateral Agent, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 22.

            Section 20. The Collateral Agent's Duties. c) The powers conferred on the Collateral Agent hereunder are solely to protect the Lender's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lenders have or are deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords property with respect to which it acts as Collateral Agent.

            (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a "SUBAGENT") reasonably acceptable to the Borrower for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the benefit of the Lender, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent or the Majority Lenders.

            (c) In the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent which conform to the requirements of this Agreement.

            (d) The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or officers of the Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

            (e) The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Majority Lenders given under this Agreement.

            (f) None of the provisions of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

            (g) The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

            (h) The Collateral Agent may consult with counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

            (i) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

            (j) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

            (k) The Collateral Agent may at any time resign by giving 30 days written notice of resignation to the Borrower. Upon receiving such notice of resignation, the Majority Lenders shall promptly appoint a successor reasonably acceptable to the Borrower and, upon the acceptance by the successor of such appointment, release the resigning Collateral Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to each Lender, the Grantors, the resigning Collateral Agent and the successor. If no successor shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor. Notwithstanding the foregoing, the Lenders, by acceptance of this Agreement, agree that for so long as DB or any affiliate thereof holds any interest in the Note or the Warrant, DB or an affiliate thereof shall serve as the Collateral Agent unless the Borrower agrees otherwise in writing (such agreement not to be unreasonably withheld).

            (l) Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

            Section 21. Remedies. If any Event of Default shall have occurred and be continuing:

            (a) The Collateral Agent, on instructions of the Majority Lenders and by notice to the Borrower, may declare the Note, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

            (b) The Collateral Agent may, in accordance with the written direction of the Majority Lenders, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its reasonable expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (c) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 22) in whole or in part by the Collateral Agent for the ratable benefit of the Lender against, all or any part of the Secured Obligations, in the following manner:

                  (i) first, paid to the Collateral Agent for any amounts then owing to the Collateral Agent pursuant to the Loan Documents; and

                  (ii) second, paid to the Lender, for any amounts then owing to it under the Loan Documents.

Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

            (d) From and after the earlier of (i) a Responsible Officer of the Borrower becoming aware of such Event of Default or (ii) notice from the Collateral Agent to the Borrower instructing the Borrower to do so, the Borrower shall, and shall cause each Grantor to, receive in trust for the benefit of the Collateral Agent, segregate from other funds of such Grantor and forthwith pay over to the Collateral Agent in the same form as received (with any necessary indorsement), all payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral.

            (e) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

            (f) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor pursuant to this Section 21, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

            (g) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this
Section 21, each Grantor agrees that, upon request of the Collateral Agent, such Grantor will, at its own expense:

                  (i) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the private (if not registered under the Securities Act or representing restricted shares thereunder) or public or private (if so registered and freely tradeable) sale of such Security Collateral, as requested by the Collateral Agent;

                  (ii) cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

                  (iii) provide the Collateral Agent with such other information and projections as may be reasonably necessary or, in the opinion of the Lender, reasonably advisable to enable the Collateral Agent to effect the sale of such Security Collateral as set forth above; and

                  (iv) do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law and as set forth above.

            (h) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 21, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any information and projections provided to it pursuant to subsection (g)(iii) above; and (ii) any other information in its possession relating to such Security Collateral.

            Section 22. Indemnity and Expenses. d) Each Grantor agrees to indemnify, defend and save and hold harmless the Lender, the Collateral Agent and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, that the Grantors shall have no liability for any such costs, fees, expenses, losses, claims or damages to the extent relating to claims, suits or actions by any Lender Party against any other Lender Party; and provided, further that no Grantor or Lender Party shall have any liability to any other Grantor or Lender Party hereunder for any special, consequential, punitive or exemplary damages.

            (b) Each Grantor will upon demand pay to the Collateral Agent its fees and the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and out-of-pocket expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Lender hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

            Section 23. Amendments; Waivers; Additional Grantors; Etc. e) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and each Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent (or the Lenders, through the Collateral Agent) to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

            (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "SECURITY AGREEMENT SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GRANTOR" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I-VI attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VI, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

            Section 24. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Lender, addressed to it at its address at __________________________________________; in the case of the Collateral Agent, addressed to it at its address at 1761 East St. Andrew Place, Santa Ana, California 92705, Attn: Pac West Telecom; and in the case of each Grantor, addressed to it at its address set forth opposite such Grantor's name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, delivered to the telegraph company, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

            Section 25. Confidentiality. No Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and
(d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Grantors received by it from such Lender Party.

            Section 26. Continuing Security Interest; Assignments under the Note. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations (other than unmatured contingent Obligations for indemnification), (b) be binding upon each Grantor, its permitted successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Lender and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing, clause (c), any Lender may assign or otherwise transfer all or any portion of its rights hereunder together with an assignment of its rights under the Note in accordance with the provisions thereof. No Grantor may assign any of its rights or obligations hereunder other than to a successor by merger permitted hereunder or as otherwise permitted pursuant to the Note.

            Section 27. Termination. Upon the payment in full in cash of the Secured Obligations, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral

Agent will, at the applicable Grantor's expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            Section 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            Section 29. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            Section 30. Jurisdiction, Etc.

            (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            Section 31. Waiver of Jury Trial. Each Grantor and each Lender Party irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the other Investment Documents or the actions of any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Address for Notices:                           PAC-WEST TELECOMM, INC.

------------------------------

------------------------------
                                               By ------------------------------
                                                  Title:

Accepted and Agreed:

DEUTSCHE BANK TRUST
COMPANY AMERICAS, as
Collateral Agent

By:
   -----------------------
   Title:

                                            SCHEDULE I TO THE SECURITY AGREEMENT

     LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF
              ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

                      CHIEF                      JURISDICTION
                    EXECUTIVE        TYPE OF          OF            ORGANIZATIONAL
GRANTOR  LOCATION    OFFICE       ORGANIZATION   ORGANIZATION           I.D. NO.
-------  --------    ------       ------------   ------------           --------

                                                              SCHEDULE II TO THE
                                                              SECURITY AGREEMENT

                                 PLEDGED EQUITY

                                     PART I

                                                                          PERCENTAGE
                          CLASS OF                                            OF
                           EQUITY      PAR      CERTIFICATE     NUMBER    OUTSTANDING
  GRANTOR     ISSUER      INTEREST    VALUE        NO(S)       OF SHARES     SHARES
  -------     ------      --------    -----        -----       ---------     ------

                                                             SCHEDULE III TO THE
                                                              SECURITY AGREEMENT

                       LOCATION OF EQUIPMENT AND INVENTORY

[NAME OF GRANTOR]

      LOCATIONS OF EQUIPMENT:

      LOCATIONS OF INVENTORY:


[NAME OF GRANTOR]

      LOCATIONS OF EQUIPMENT:

      LOCATIONS OF INVENTORY:

[ETC.]

                                                              SCHEDULE IV TO THE
                                                              SECURITY AGREEMENT

                         CHANGES IN NAME, LOCATION, ETC.

CHANGES IN THE GRANTOR'S NAME (INCLUDING NEW GRANTOR WITH A NEW NAME AND NAMES ASSOCIATED WITH ALL PREDECESSORS IN INTEREST OF THE GRANTOR)

CHANGES IN THE GRANTOR'S LOCATION

CHANGES IN THE GRANTOR'S CHIEF EXECUTIVE OFFICE CHANGES IN THE LOCATION OF EQUIPMENT AND INVENTORY

CHANGES IN THE PLACE WHERE AGREEMENTS ARE MAINTAINED

CHANGES IN THE TYPE OF ORGANIZATION

CHANGES IN THE JURISDICTION OF ORGANIZATION

CHANGES IN THE ORGANIZATIONAL IDENTIFICATION NUMBER

                                                               SCHEDULE V TO THE
                                                              SECURITY AGREEMENT

                              INTELLECTUAL PROPERTY

I.  PATENTS

               PATENT                                          FILING
  GRANTOR      TITLES     COUNTRY   PATENT NO.   APPLIC. NO.    DATE    ISSUE DATE
  -------      ------     -------   ----------   -----------    ----    ----------




II.  DOMAIN NAMES AND TRADEMARKS

                                                REG.    APPLIC.  FILING   ISSUE
  GRANTOR    DOMAIN NAME/MARK  COUNTRY  MARK    NO.      NO.     DATE     DATE
  -------    ----------------  -------  ----    ---      ---     ----     ----

III.  TRADE NAMES

NAMES

IV.  COPYRIGHTS

              TITLE OF                                           FILING  ISSUE
  GRANTOR       WORK     COUNTRY   TITLE  REG. NO.  APPLIC. NO.   DATE    DATE
  -------       ----     -------   -----  --------  -----------   ----    ----


V.  IP AGREEMENTS

                GRANTOR                               IP AGREEMENTS
                -------                               -------------

                                                              SCHEDULE VI TO THE
                                                              SECURITY AGREEMENT

                               ACCOUNT COLLATERAL

                 NAME AND ADDRESS OF    MAILING ADDRESS OF
    GRANTOR      PLEDGED ACCOUNT BANK    PLEDGED ACCOUNT       ACCOUNT NUMBER
    -------      --------------------    ---------------       --------------

                                                                EXHIBIT A TO THE
                                                              SECURITY AGREEMENT

                      FORM OF SECURITY AGREEMENT SUPPLEMENT

                                         [Date of Security Agreement Supplement]


Deutsche Bank Trust Company Americas,
  as the Collateral Agent for the
  Lender referred to below
  1761 East St. Andrew Place
  Santa Ana, California 92705
  Attn:  Pac West Telecom


                             Pac-West Telecomm, Inc.

Ladies and Gentlemen:

      Reference is made to (i) the Senior Secured Promissory Note, dated October ___, 2003 made by Pac-West Telecomm, Inc. (the "BORROWER") payable to Deutsche Bank AG - London, acting through DB Advisors, LLC (together with its permitted successors and assigns thereunder, the "Lenders") in the principal amount of $40,000,000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "NOTE") and (ii) the Security Agreement dated October ___, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") among the Grantors from time to time party thereto and Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the "COLLATERAL AGENT") for the Lenders. Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

      SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

      SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement, secures the payment of all Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

      SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VI to Schedules I through VI, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct.

      SECTION 4. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 9 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

      SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

      SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 7. Jurisdiction, Etc.

      (a) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

      (b) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      SECTION 8. Waiver of Jury Trial. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS,

THE ADVANCES OR THE ACTIONS OF ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                          Very truly yours,


                                          [NAME OF ADDITIONAL GRANTOR]


                                          By
                                             ---------------------------
                                             Title:


                                                Address for notices:

                                                -----------------------

                                                -----------------------

                                                -----------------------

                                                                       EXHIBIT B
                                                                         FORM OF
                                                             GUARANTY SUPPLEMENT

Deutsche Bank Trust Company Americas,
  as the Collateral Agent for the
  Lender referred to below
  1761 East St. Andrew Place
  Santa Ana, California 92705
  Attn:  Pac West Telecom






          Re:     West-Pac Telecomm, Inc.




Ladies and Gentlemen:

      Reference is made to (i) the Senior Secured Promissory Note, dated October ___, 2003 made by Pac-West Telecomm, Inc. (the "BORROWER") payable to Deutsche Bank AG - London, acting through DB Advisors, LLC (together with its permitted successors and assigns, the "LENDERS") in the principal amount of $40,000,000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "NOTE"), (ii) the Security Agreement dated October ___, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY Agreement") among the Grantors from time to time party thereto and Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the "COLLATERAL AGENT") for the Lenders and
(iii) the Guaranty referred to in the Security Agreement (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "GUARANTY"). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

      Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Grantor now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS") and agrees to pay any and all reasonable out-of-pocket expenses

(including, without limitation, reasonable fees and expenses of counsel) incurred by any Lender Party in enforcing any rights under this Guaranty Supplement, the Note or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations that would be owed by any other Grantor to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Grantor.

      (b) The undersigned, and by its acceptance of this Guaranty Supplement, each Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Note and the Obligations of each undersigned not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Proceeding, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, each Lender Party and the undersigned hereby irrevocably agree that the Obligations of the undersigned with respect to the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under the Guaranty not constituting a fraudulent transfer or conveyance.

      (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender Party with respect to the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Lender Parties under or in respect of the Loan Documents.

      Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Security Agreement to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Guarantor" or a "Guarantor" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "Guarantor"shall also mean and be a reference to the undersigned.

      Section 3. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

      Section 4. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

      (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

      (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or any Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the

Note or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Note or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Note or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

      (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Note or any of the other Loan Documents to which it is or is to be a party in any New York State or Federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

      (d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                          Very truly yours,





                                          [NAME OF ADDITIONAL GUARANTOR]


                                          By
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                          Title:


                                          [etc.]

                                                                EXHIBIT C TO THE
                                                              SECURITY AGREEMENT


                       FORM OF ACCOUNT CONTROL AGREEMENT (1)
                      (DEPOSIT ACCOUNT/SECURITIES ACCOUNT)

      ACCOUNT CONTROL AGREEMENT (this "AGREEMENT") dated as of ________, ____, among____________, a ___________ (the "GRANTOR"), Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the "COLLATERAL AGENT") for Deutsche Bank AG - London, acting through DB Advisors, LLC, and _________, a _________ ("____________"), as securities intermediary and depository bank (the "ACCOUNT HOLDER").


      PRELIMINARY STATEMENTS:

      (1) The Grantor has granted the Collateral Agent for the benefit of the Lenders a security interest (the "SECURITY INTEREST") in the following accounts maintained by the Account Holder for the Grantor (each, an "ACCOUNT" and collectively, the "ACCOUNTS"):

      [Insert account numbers and other identifying information.]

      (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. UNIFORM COMMERCIAL CODE") are used in this Agreement as such terms are defined in such Article 8 or 9.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

      SECTION 1. The Accounts. The Grantor and Account Holder represent and warrant to, and agree with, the Collateral Agent that:

            (a) The Account Holder maintains each Account for the Grantor, and all property (including, without limitation, all funds and financial assets) held by the Account Holder

1 This Agreement should be used for deposit accounts as collateral and covers funds in the deposit account as well as financial assets acquired with such funds as long as the financial assets are maintained in such account as opposed to a separate securities account. The Agreement is not necessary if the Collateral Agent is the depository bank with respect to the account since a security interest in a depository account maintained with the Collateral Agent, as depository bank, is automatically perfected without the need to obtain a control agreement. UCC 9-104(a)(1). If any financial asset is maintained in a separate account with a Person other than the Collateral Agent, a Securities Account Control Agreement (Exhibit
      D) is necessary.

      for the account of the Grantor are, and will continue to be, credited to an Account in accordance with instructions given by the Grantor (unless otherwise provided herein).

            (b) To the extent that funds are credited to any Account, such Account is a deposit account; and to the extent that financial assets are credited to any Account, such Account is a securities account. The Account Holder is (i) the bank with which each Account that is a deposit account is maintained and (ii) the securities intermediary with respect to financial assets held in any Account that is a securities account. The Grantor is (x) the Account Holder's customer with respect to the Accounts and (y) the entitlement holder with respect to financial assets credited from time to time to any Account.

            (c) Notwithstanding any other agreement to the contrary, the Account Holder's jurisdiction with respect to each Account for purposes of the N.Y. Uniform Commercial Code is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York.

            [(d) Attached as Exhibit A hereto are statements of the respective Accounts as of the date hereof showing the property credited to each Account.]

            (e) The Grantor and Account Holder do not know of any claim to or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account, except for claims and interests of the parties referred to in this Agreement and claims of the Account Holder permitted under the Security Agreement dated October ___, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") among the Grantors from time to time party thereto and the Collateral Agent.

      SECTION 2. Control by Collateral Agent. The Account Holder will comply with (i) all instructions directing disposition of the funds in any and all of the Accounts, (ii) all notifications and entitlement orders that the Account Holder receives directing it to transfer or redeem any financial asset in any and all of the Accounts, and (iii) all other directions concerning any and all of the Accounts, including, without limitation, directions to distribute to the Collateral Agent proceeds of any such transfer or redemption or interest or dividends on property in any and all of the Accounts (any such instruction, notification or direction referred to in clause (i), (ii) or (iii) above being an "ACCOUNT DIRECTION"), in each case of clauses (i), (ii) and (iii) above originated by the Collateral Agent without further consent by the Grantor or any other Person.

      SECTION 3. Grantor's Rights in Accounts.

      (a) The Account Holder will comply with Account Directions and other directions concerning each Account originated by, and only by, the Collateral Agent.

      (b) Until the Account Holder receives a notice from the Collateral Agent that an Event of Default has occurred and is continuing under the Security Agreement and that in connection therewith the Collateral Agent will exercise exclusive control over any Account (a "NOTICE OF EXCLUSIVE Control" with respect to such Account), the Account Holder may distribute to the Grantor all interest and regular cash dividends on property (including, without limitation, funds and financial assets) in such Account and the Grantor may give any Account Directions relating to the Accounts and the Financial Assets held therein (including withdrawal, transfer and deposit instructions).

      (c) If the Account Holder receives from the Collateral Agent a Notice of Exclusive Control with respect to any Account, the Account Holder will cease distributing to the Grantor all interest and dividends on property (including, without limitation, funds and financial assets) in such Account.

      SECTION 4. Priority of Collateral Agent's Security Interest. (a) The Account Holder (i) subordinates to the security interest and in favor of the Collateral Agent any security interest, lien, or right of recoupment or setoff that the Account Holder may have, now or in the future, against any Account or property (including, without limitation, any funds and financial assets) credited to any Account, and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of recoupment or setoff until the Security Interest is terminated, except that the Account Holder
(A) will retain its prior security interest and lien on property credited to any Account, (B) may exercise any right in respect of such security interest or lien, and (C) may exercise any right of recoupment or setoff against any Account, in the case of clauses (A), (B) and (C) above, to secure or to satisfy, and only to secure or to satisfy, payment (x) for such property, (y) for its customary fees and expenses for the routine maintenance and operation of such Account, and (z) if such Account is a deposit account, for the face amount of any items that have been credited to such Account but are subsequently returned unpaid because of uncollected or insufficient funds.

      (a) The Account Holder will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to any Account.

      SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Account Holder will send copies of all statements and confirmations for each Account simultaneously to the Collateral Agent and the Grantor.

      (a) When the Account Holder knows of any claim or interest in any Account or any property (including, without limitation, funds and financial assets) credited to any Account other than the claims and interests of the parties referred to in this Agreement, the Account Holder will promptly notify the Collateral Agent and the Grantor of such claim or interest.

      SECTION 6. The Account Holder's Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Account Holder will not be liable to the Collateral Agent for complying with Account Directions or other directions concerning any Account from the Grantor that are received by the Account Holder before the Account Holder receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

      (b) The Account Holder will not be liable to the Grantor or the Collateral Agent for complying with a Notice of Exclusive Control or with an Account Direction or other direction concerning any Account originated by the Collateral Agent, even if the Grantor notifies the Account Holder that the Collateral Agent is not legally entitled to issue the Notice of Exclusive Control or Account Direction or such other direction unless the Account Holder takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

      (c) This Agreement does not create any obligation of the Account Holder except for those expressly set forth in this Agreement and, in the case of any Account that is a securities account, in Part 5 of Article 8 of the N.Y. Uniform Commercial Code and, in the case of any Account that is a deposit account, in
Article 4 of the N.Y. Uniform Commercial Code. In particular, the Account Holder need not investigate whether the Collateral Agent is entitled under the Collateral Agent's agreements with the Grantor to give an Account Direction or other direction concerning any Account or a Notice of Exclusive Control. The Account Holder may rely on notices and communications it believes given by the appropriate party.

      SECTION 7. Indemnity. The Grantor will indemnify the Account Holder, its officers, directors, employees and agents against claims, liabilities and reasonable out-of-pocket expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Account Holder's gross negligence or willful misconduct.

      SECTION 8. Termination; Survival. (a) The Collateral Agent may terminate this Agreement by notice to the Account Holder and the Grantor. If the Collateral Agent notifies the Account Holder that the Security Interest has terminated, this Agreement will immediately terminate.

      (a) The Account Holder may terminate this Agreement on 30 days' prior notice to the Collateral Agent and the Grantor, provided that before such termination the Account Holder and the Grantor shall make arrangements to transfer the property (including, without limitation, all funds and financial assets but less an amount reasonably estimated to cover the balance of any outstanding checks, reserves for returned items and the reasonable fees of the Account Holder) credited to each Account to another Account Holder that shall have executed, together with the Grantor, a control agreement in favor of the Collateral Agent in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Collateral Agent.

      (b) Sections 6 and 7 will survive termination of this Agreement.

      SECTION 9. Governing Law. This Agreement and each Account will be governed by the law of the State of New York. The Account Holder and the Grantor may not change the law governing any Account without the Collateral Agent's express prior written agreement.

      SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

      SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

      SECTION 12. Financial Assets. The Account Holder agrees with the Collateral Agent and the Grantor that, to the fullest extent permitted by applicable law, all property (other than funds) credited from time to time to any Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

      SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Account Directions may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

      SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Collateral Agent and the Account Holder, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Collateral Agent and the Account Holder and their respective successors and assigns.

      SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          [NAME OF GRANTOR]


                                          By
                                             ------------------------------
                                             Name:
                                             Title:


                                          Address:

                                             ------------------------------

                                             ------------------------------

                                          [NAME OF COLLATERAL AGENT], as
                                            Collateral Agent


                                          By
                                             ------------------------------
                                             Name:
                                             Title:


                                          Address:

                                             ------------------------------

                                             ------------------------------

                                          [NAME OF ACCOUNT HOLDER]


                                          By
                                             ------------------------------
                                             Name:
                                             Title:


                                          Address:

                                             ------------------------------

                                             ------------------------------

                                 EXHIBIT A


      [Statements of the various Accounts showing the property credited to each Account]

                                                                EXHIBIT D TO THE
                                                              SECURITY AGREEMENT

                  FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT (2)


      CONTROL AGREEMENT (this "AGREEMENT") dated as of October ____, 2003, among____________, a ___________ (the "GRANTOR"), Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the "COLLATERAL AGENT") for Deutsche Bank AG - London, acting through DB Advisors, LLC, and _________, a _________ ("____________"), as securities intermediary
(the "SECURITIES Intermediary").


PRELIMINARY STATEMENTS:

      (1) The Grantor has granted the Collateral Agent a security interest (the "SECURITY INTEREST") in account no. _______________ maintained by the Securities Intermediary for the Grantor (the "ACCOUNT").

      (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. UNIFORM COMMERCIAL CODE") are used in this Agreement as such terms are defined in such Article 8 or 9.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

      SECTION 1. The Account. The Grantor and Securities Intermediary represent and warrant to, and agree with, the Collateral Agent that:

            (a) The Securities Intermediary maintains the Account for the Grantor, and all property held by the Securities Intermediary for the account of the Grantor is, and will continue to be, credited to the Account.

            (b) The Account is a securities account. The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Account. The Grantor is the entitlement holder with respect to the property credited from time to time to the Account.

2 This Agreement should be used for a securities account as collateral. The Agreement is not necessary if (i) the securities are maintained in an account subject to an Account Control Agreement (Exhibit B) or (ii) the Collateral Agent is the securities intermediary with respect to the securities since a security interest in securities entitlements maintained with the Collateral Agent, as securities intermediary, is automatically perfected without the need to obtain a control agreement. See UCC 8-106(e).

            (c) The State of New York is, and will continue to be, the Securities Intermediary's jurisdiction of organization for purposes of
      Section 8-110(e) of the UCC so long as the Security Interest shall remain in effect.

            (d) Exhibit A attached hereto is a statement of the property credited to the Account on the date hereof.

            (e) The Grantor and Securities Intermediary do not know of any claim to or interest in the Account or any property credited to the Account, except for claims and interests of the parties referred to in this Agreement.

      SECTION 2. Control by Collateral Agent. The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each an "ENTITLEMENT ORDER") or other directions concerning the Account (including, without limitation, directions to distribute to the Collateral Agent proceeds of any such transfer or redemption or interest or dividends on property in the Account) originated by the Collateral Agent without further consent by the Grantor or any other person.

      SECTION 3. Grantor's Rights in Account.

      (a) The Securities Intermediary will comply with Entitlement Orders and other directions concerning the Account originated by, and only by, the Collateral Agent.

      (b) Until the Securities Intermediary receives a notice from the Collateral Agent that that an Event of Default has occurred and is continuing under the Security Agreement and that in connection therewith the Collateral Agent will exercise exclusive control over the Account (a "NOTICE OF EXCLUSIVE CONTROL"), the Securities Intermediary may distribute to the Grantor all interest and regular cash dividends on property in the Account.

      (c) Until the Account Holder receives a notice from the Collateral Agent that an Event of Default has occurred and is continuing under the Security Agreement and that in connection therewith the Collateral Agent will exercise exclusive control over any Account (a "NOTICE OF EXCLUSIVE Control" with respect to such Account), the Account Holder may distribute to the Grantor all interest and regular cash dividends on property (including, without limitation, funds and financial assets) in such Account and the Grantor may give any Account Directions relating to the Accounts and the Financial Assets held therein (including withdrawal, transfer and deposit instructions)

      (d) If the Securities Intermediary receives from the Collateral Agent a Notice of Exclusive Control, the Securities Intermediary will cease distributing to the Grantor all interest and dividends on property in the Account.

      SECTION 4. Priority of Collateral Agent's Security Interest. (a) The Securities Intermediary subordinates in favor of the Collateral Agent any security interest, lien, or right of setoff it may have, now or in the future, against the Account or property in the Account, except that the Securities Intermediary will retain its prior lien on property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

      (a) The Securities Intermediary will not agree with any Person not party to this Agreement that the Securities Intermediary will comply with Entitlement Orders originated by such Person.

      SECTION 5. Statements, Confirmations, and Notices of Adverse Claims. (a) The Securities Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor and the Collateral Agent.

      (a) When the Securities Intermediary knows of any claim or interest in the Account or any property credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify the Collateral Agent and the Grantor of such claim or interest.

      SECTION 6. The Securities Intermediary's Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Securities Intermediary will not be liable to the Collateral Agent for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Securities Intermediary before the Securities Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

      (a) The Securities Intermediary will not be liable to the Grantor or the Collateral Agent for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Collateral Agent, even if the Grantor notifies the Securities Intermediary that the Collateral Agent is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Securities Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

      (b) This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the N.Y. Uniform Commercial Code. In particular, the Securities Intermediary need not investigate whether the Collateral Agent is entitled under the Collateral Agent's agreements with the Grantor to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Securities Intermediary may rely on notices and communications it believes given by the appropriate party.

      SECTION 7. Indemnity. The Grantor will indemnify the Securities Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Securities Intermediary's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

      SECTION 8. Termination; Survival. (a) The Collateral Agent may terminate this Agreement by notice to the Securities Intermediary and the Grantor. If the Collateral Agent notifies the Securities Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

      (b) The Securities Intermediary may terminate this Agreement on 60 days' prior notice to the Collateral Agent and the Grantor, provided that before such termination the Securities Intermediary and the Grantor shall make arrangements to transfer the property in the Account to another securities intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Collateral Agent in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Collateral Agent.

      (c) Sections 6 and 7 will survive termination of this Agreement.

      SECTION 9. Governing Law. This Agreement and the Account will be governed by the law of the State of New York. The Securities Intermediary and the Grantor may not change the law governing the Account without the Collateral Agent's express prior written agreement.

      SECTION 10. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

      SECTION 11. Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

      SECTION 12. Financial Assets. The Securities Intermediary agrees with the Collateral Agent and the Grantor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

      SECTION 13. Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

      SECTION 14. Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Collateral Agent and the Securities Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Collateral Agent and the Securities Intermediary and their respective successors and assigns.

      SECTION 15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          [NAME OF GRANTOR]


                                          By
                                             ------------------------------
                                             Title:


                                          Address:

                                             ------------------------------

                                             ------------------------------



                                          [NAME OF COLLATERAL AGENT], as
                                            Collateral Agent


                                          By
                                             ------------------------------
                                             Title:


                                          Address:

                                             ------------------------------

                                             ------------------------------


                                          [NAME OF SECURITIES
                                            INTERMEDIARY]


                                          By
                                             ------------------------------
                                             Title:


                                          Address:


                                             ------------------------------

                                             ------------------------------

                                                                EXHIBIT E TO THE
                                                              SECURITY AGREEMENT


                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

      This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP SECURITY AGREEMENT") dated ________, ____, is made by the Persons listed on the signature pages hereof (collectively, the "Grantors") in favor of Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the "COLLATERAL Agent") for Deutsche Bank AG - London, acting through DB Advisors, LLC (the "LENDER").

      WHEREAS, Pac-West Telecomm, Inc., a California corporation (the "BORROWER"), has issued its Senior Secured Promissory Note, dated October ___, 2003 (the "NOTE") to the Lender in the principal amount of $40,000,000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "NOTE") and, as a condition to the purchase of the Note by the Lender, has entered into that certain Security Agreement dated October ___, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") made by the Borrower and the other Grantors from time to time party thereto in favor of the Collateral Agent for the Lender. Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

      WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Lender, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

      SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Lender a security interest in all of such Grantor's right, title and interest in and to the following (the "COLLATERAL"):

            (i) the patents and patent applications set forth in Schedule A hereto (the "PATENTS");

            (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "TRADEMARKS");

            (iii) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the "COPYRIGHTS");

            (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

            (v) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

            (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

      SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. 3[Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to either Lender under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.]

      SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.


3 Include this sentence only if the Additional Grantor delivering this IP Security Agreement will not be required under the Loan Documents to become a Guarantor. Also, in that case, the first sentence of this Section 2 should be revised to reflect that this pledge, assignment and grant secures the payment of all Obligations of each Grantor.

      SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

      SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          [NAME OF BORROWER]


                                          By
                                             ------------------------------
                                             Name:
                                             Title:


                                          Address for Notices:

                                             ------------------------------

                                             ------------------------------

                                             ------------------------------

                                          [NAME OF GRANTOR]


                                          By
                                             ------------------------------
                                             Name:
                                             Title:


                                          Address for Notices:

                                             ------------------------------

                                             ------------------------------

                                             ------------------------------

                                          [NAME OF GRANTOR]


                                          By
                                             ------------------------------
                                             Name:
                                             Title:


                                          Address for Notices:

                                             ------------------------------

                                             ------------------------------

                                             ------------------------------



                                          [ETC.]

                                                                EXHIBIT F TO THE
                                                              SECURITY AGREEMENt


           FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

      This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP SECURITY AGREEMENT SUPPLEMENT") dated ________, ____, is made by the Person listed on the signature pages hereof (the "GRANTOR") in favor of Deutsche Bank Trust Company Americas, as collateral agent (together with any successor collateral agent, the "COLLATERAL AGENT") for Deutsche Bank AG - London, acting through DB Advisors, LLC (the "LENDER").

      WHEREAS, Pac-West Telecomm, Inc., a California corporation (the "BORROWER"), has issued its Senior Secured Promissory Note, dated October ___, 2003 (the "NOTE") to the Lender in the principal amount of $40,000,000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "NOTE") and, as a condition to the purchase of the Note by the Lender, has entered into that certain Security Agreement dated October ___, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") made by the Borrower and the other Grantors from time to time party thereto in favor of the Collateral Agent for the Lender and that certain Intellectual Property Security Agreement dated October ___, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP SECURITY AGREEMENT"). Terms defined in the Security Agreement and not otherwise defined herein are used herein as defined in the Security Agreement.

      WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Collateral Agent, for the benefit of the Lender, a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

      SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Lender, a security interest in all of such Grantor's right, title and interest in and to the following (the "COLLATERAL"):

            (i) the patents and patent applications set forth in Schedule A hereto (the "PATENTS");

            (ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the "TRADEMARKS");

            (iii) the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the "COPYRIGHTS");

            (iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

            (v) all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

            (vi) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

      SECTION 2. Supplement to Security Agreement. Schedule V to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

      SECTION 3. Security for Obligations. The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

      SECTION 4. Recordation. The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

      SECTION 5. Grants, Rights and Remedies. This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

      SECTION 6. Governing Law. This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

      IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                          [NAME OF GRANTOR]


                                          By
                                             ------------------------------
                                             Name:
                                             Title:


                                          Address for Notices:

                                             ------------------------------

                                             ------------------------------

                                             ------------------------------